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                                                                     Exhibit 4.4




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                         METROMEDIA FIBER NETWORK, INC.

                                   $50,000,000

                 8.5% SENIOR SECURED CONVERTIBLE NOTES DUE 2011
                                    INDENTURE

                         ------------------------------


                           Dated as of October 1, 2001

                         ------------------------------

                            WILMINGTON TRUST COMPANY

                                     Trustee







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ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE..............1

         Section 1.01.     Definitions........................................1

         Section 1.02.     Other Definitions.................................23

         Section 1.03.     Trust Indenture Act Definitions...................24

         Section 1.04.     Rules of Construction.............................24

ARTICLE 2.            THE NOTES..............................................25

         Section 2.01.     Form and Dating; Payment of Interest..............25

         Section 2.02.     Designation; Amount and Issue of Notes;
                           Execution and Authentication......................26

         Section 2.03.     Registrar and Paying Agent........................26

         Section 2.04.     Paying Agent to Hold Money in Trust...............27

         Section 2.05.     Holder Lists......................................27

         Section 2.06.     Transfer and Exchange.............................28

         Section 2.07.     Replacement Notes.................................39

         Section 2.08.     Outstanding Notes.................................40

         Section 2.09.     Treasury Notes....................................40

         Section 2.10.     Temporary Notes...................................40

         Section 2.11.     Cancellation......................................40

         Section 2.12.     Defaulted Interest................................41

         Section 2.13.     CUSIP Numbers.....................................41

ARTICLE 3.            REDEMPTION AND PREPAYMENT..............................41

         Section 3.01      Notices to Trustee................................41

         Section 3.02      Selection of Notes to Be Redeemed.................42

         Section 3.03      Notice of Redemption..............................42

         Section 3.04      Effect of Notice of Redemption....................43

         Section 3.05      Deposit of Redemption Price.......................43

         Section 3.06      Notes Redeemed in Part............................43

         Section 3.07      Optional Redemption...............................43

         Section 3.08      Application of Excess Proceeds or
                           Allocated Capacity Proceeds.......................44

         Section 3.09      Mandatory Redemption..............................46

ARTICLE 4.            CONVERSION.............................................46

         Section 4.01.     Conversion Privilege..............................46

         Section 4.02.     Conversion Procedure..............................47


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         Section 4.03.     Fractional Shares.................................48

         Section 4.04.     Taxes on Conversion...............................48

         Section 4.05.     Company to Provide Stock..........................48

         Section 4.06.     Adjustment of Conversion Price....................49

         Section 4.07.     No Adjustment.....................................54

         Section 4.08.     Adjustment for Tax Purposes.......................55

         Section 4.09.     Notice of Adjustment..............................55

         Section 4.10.     Notice of Certain Transactions....................55

         Section 4.11.     Effect of Reclassification, Consolidation,
                           Merger or Sale, Transfer or Conveyance on
                           Conversion Privilege..............................56

         Section 4.12.     Trustee's Disclaimer..............................56

         Section 4.13.     Voluntary Reduction...............................57

ARTICLE 5.            COVENANTS..............................................57

         Section 5.01.     Payment of Notes..................................57

         Section 5.02.     SEC Reports.......................................57

         Section 5.03.     Compliance Certificates...........................58

         Section 5.04.     Maintenance of Office or Agency...................59

         Section 5.05.     Stay, Extension and Usury Laws....................59

         Section 5.06.     Restricted Payments...............................60

         Section 5.07.     Dividend and Other Payment Restrictions
                           Affecting Restricted Subsidiaries.................63

         Section 5.08.     Incurrence of Indebtedness and Issuance of
                           Preferred Stock...................................64

         Section 5.09.     Asset Sales.......................................67

         Section 5.10.     Transactions with Affiliates......................69

         Section 5.11.     Liens.............................................70

         Section 5.12.     Further Instruments and Acts......................70

         Section 5.13.     Liquidation.......................................70

         Section 5.14.     Change of Control.................................70

         Section 5.15.     Corporate Existence...............................71

         Section 5.16.     Payment of Taxes and Other Claims.................72

         Section 5.17.     Maintenance of Properties.........................72

         Section 5.18.     Insurance.........................................72

         Section 5.19.     Rating............................................72

         Section 5.20.     No Redemption of Affiliate Notes..................73


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         Section 5.21.     Payments for Consent..............................73

         Section 5.22.     Sale and Lease-Back Transactions..................73

         Section 5.23.     Use of Proceeds...................................73

         Section 5.24.     Sales of Allocated Capacity.......................73

ARTICLE 6.            SUCCESSORS.............................................74

         Section 6.01.     Merger, Consolidation, or Sale of Assets..........74

         Section 6.02.     Successor Corporation Substituted.................75

ARTICLE 7.            DEFAULTS AND REMEDIES..................................75

         Section 7.02.     Acceleration......................................77

         Section 7.03.     Other Remedies....................................77

         Section 7.04.     Waiver of Past Defaults...........................77

         Section 7.05.     Control by Majority...............................78

         Section 7.06.     Limitation on Suits...............................78

         Section 7.07.     Rights of Holders of Notes to Receive Payment.....78

         Section 7.08.     Collection Suit by Trustee........................79

         Section 7.09.     Trustee May File Proofs of Claim..................79

         Section 7.10.     Priorities........................................79

         Section 7.11.     Undertaking for Costs.............................80

         Section 7.12.     Authorization of Trustee to Take Other Actions....80

ARTICLE 8.            TRUSTEE................................................80

         Section 8.01.     Duties of Trustee.................................80

         Section 8.02.     Rights of Trustee.................................81

         Section 8.03.     Individual Rights of Trustee......................82

         Section 8.04.     Trustee's Disclaimer..............................82

         Section 8.05.     Notice of Defaults................................83

         Section 8.06.     Reports by Trustee to Holders of the Notes........83

         Section 8.07.     Compensation and Indemnity........................83

         Section 8.08.     Replacement of Trustee............................84

         Section 8.09.     Successor Trustee by Merger, Etc..................85

         Section 8.10.     Eligibility; Disqualification.....................85

         Section 8.11.     Preferential Collection of Claims Against Company.86

         Section 8.12.     Co-Trustee........................................86

ARTICLE 9.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE...............86


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         Section 9.01.     Option to Effect Legal Defeasance or
                           Covenant Defeasance...............................86

         Section 9.02.     Legal Defeasance and Discharge....................87

         Section 9.03.     Covenant Defeasance...............................87

         Section 9.04.     Conditions to Legal or Covenant Defeasance........88

         Section 9.05.     Deposited Money and Government Securities to be
                           Held in Trust: Other Miscellaneous Provisions.....89

         Section 9.06.     Repayment to Company..............................89

         Section 9.07.     Reinstatement.....................................90

         Section 9.08.     Survival..........................................90

ARTICLE 10.           AMENDMENT, SUPPLEMENT AND WAIVER.......................90

         Section 10.01.    Without Consent of Holders of Notes...............90

         Section 10.02.    With Consent of Holders of Notes..................91

         Section 10.03.    Compliance with Trust Indenture Act...............93

         Section 10.04.    Revocation and Effect of Consents.................93

         Section 10.05.    Notation on or Exchange of Notes..................93

         Section 10.06.    Trustee to Sign Amendments. Etc...................93

ARTICLE 11.           SATISFACTION AND DISCHARGE.............................94

         Section 11.01.    Satisfaction and Discharge of Indenture...........94

         Section 11.02.    Application of Trust Money........................94

ARTICLE 12.           COLLATERAL AND SECURITY................................95

         Section 12.01.    Security..........................................95

         Section 12.02.    Recording and Opinions............................96

         Section 12.03.    Release of Collateral.............................96

         Section 12.04.    Certificates of the Company.......................97

         Section 12.05.    Certificates of the Trustee.......................97

         Section 12.06.    Authorization of Actions to Be Taken by the
                           Trustee Under the Security Documents..............98

         Section 12.07.    Authorization of Receipt of Funds by the
                           Trustee Under the Security Documents..............98

         Section 12.08.    Termination of Security Interest..................98

ARTICLE 13.           MISCELLANEOUS..........................................98

         Section 13.01.    Trust Indenture Act Controls......................98

         Section 13.02.    Notices...........................................98


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         Section 13.03.    Communication by Holders of Notes with
                           Other Holders of Notes...........................100

         Section 13.04.    Certificate and Opinion as to Conditions
                           Precedent........................................100

         Section 13.05.    Statements Required in Certificate or Opinion....100

         Section 13.06.    Rules by Trustee and Agents......................101

         Section 13.07.    No Personal Liability of Directors, Officers,
                           Employees and Shareholders.......................101

         Section 13.08.    Governing Law....................................101

         Section 13.09.    Consent to Jurisdiction and Service..............101

         Section 13.10.    No Adverse Interpretation of Other Agreements....102

         Section 13.11.    Successors.......................................102

         Section 13.12.    Severability.....................................102

         Section 13.13.    Counterpart Originals............................102

         Section 13.14.    Table of Contents, Headings. Etc.................102


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CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                   INDENTURE SECTION
---------------------------                                   -----------------

Section 310  (a)(1) ..........................................       8.10
             (a)(2) ..........................................       8.10
             (a)(3) ..........................................       N/A
             (a)(4) ..........................................       N/A
             (a)(5) ..........................................       8.10
             (b) .............................................       8.10
Section 311  (a) .............................................       8.11
             (b) .............................................       8.11
             (c) .............................................       N/A
Section 312  (a) .............................................       2.05
             (b) .............................................       13.03
             (c) .............................................       13.03
Section 313  (a) .............................................       8.06
             (b)(2) ..........................................       8.07
             (c) .............................................       8.06; 13.02
             (d) .............................................       8.06
Section 314  (a) .............................................       5.02; 13.02
             (c)(1) ..........................................       13.04(a)
             (c)(2) ..........................................       13.04(b)
             (c)(3) ..........................................       N/A
             (e) .............................................       13.05
             (f) .............................................       N/A
Section 315  (a) .............................................       8.01(b)
             (b) .............................................       8.05; 13.02
             (c) .............................................       8.01(a)
             (d) .............................................       8.01(c)
             (e) .............................................       7.11
Section 316  (a)(1)(A) .......................................       7.05
             (a)(1)(B) .......................................       7.04
             (a)(2) ..........................................       N/A
             (a) (last sentence) .............................       2.08
             (b) .............................................       7.07
             (c) .............................................       10.04
Section 317  (a)(1) ..........................................       7.08
             (a)(2) ..........................................       7.09
             (b) .............................................       2.04
Section 318  (a) .............................................       13.01
             (b) .............................................       N/A
             (c) .............................................       13.01

N/A means not applicable.
*This Cross-Reference Table is not, for any purposes, part of the Indenture.


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                  INDENTURE, dated as of October 1, 2001, by and between
Metromedia Fiber Network, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company, as trustee (the "TRUSTEE"), a Delaware banking corporation.

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8.5% Senior Secured Convertible Notes due 2011 (the "NOTES"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01. DEFINITIONS.

                  "2008 NOTES INDENTURE" means that certain Indenture, dated as of November 25, 1998, between the Company and The Bank of New York as successor to IBJ Schroder Bank & Trust Company, as trustee, as amended by the First Supplemental Indenture, dated September 26, 2001, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "2009 NOTES INDENTURE" means that certain Indenture, dated as of November 17, 1999, between the Company and The Bank of New York, as trustee, as amended by the First Supplemental Indenture, dated September 26, 2001, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "144A GLOBAL NOTE" means a global note in the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding aggregate principal amount of the Notes sold or resold in reliance on Rule 144A.

                  "ACQUIRED DEBT" or "ACQUIRED PREFERRED STOCK" means, with respect to any specified Person, Indebtedness or Preferred Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (including by Designation or Revocation), PROVIDED that such Indebtedness or Preferred Stock is not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; and PROVIDED, FURTHER, that the Initial Purchaser shall not be deemed to be an Affiliate of the Company if it beneficially owns 10% or more of the Voting Stock of the Company solely as a result of converting the Notes or the New 6.15% Notes in accordance with this Indenture or the New

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6.15% Notes Indenture, as applicable, and after such conversion the Initial
Purchaser still holds Notes.

                  "AFFILIATE FINANCING DOCUMENTS" means collectively, the Affiliate Notes, the Affiliate Note Purchase Agreement and the Affiliate Registration Rights Agreement.

                  "AFFILIATE NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the date hereof, by and among the Company, the Kluge Trust, David Rockefeller and Stephen A. Garofalo.

                  "AFFILIATE NOTES" means the 8.5% senior convertible notes due 2011 issued pursuant to the Affiliate Note Purchase Agreement.

                  "AFFILIATE REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Kluge Trust, David Rockefeller and Stephen A. Garofalo.

                  "AGENT" means any Registrar, co-registrar, co-Paying Agent, Paying Agent, authentication agent or Conversion Agent.

                  "ALLOCATED CAPACITY" means capacity allocated in the Network to a party to the C&MA in return for its financial investment. Allocated Capacity shall be measured in units of STM-1s.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "ASSET SALE" means (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition in the ordinary course of business of capacity on any fiber optic or cable system owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by the Company or any Restricted Subsidiary for use in a Telecommunications Business of the Company or any Restricted Subsidiary (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 6.01 hereof and/or Section 5.14 and not by the provisions of Section 5.09 hereof); and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any Subsidiary. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Consolidated Subsidiary or by a Subsidiary to the Company or to a Consolidated Subsidiary; (ii) an issuance of Equity Interests by a Subsidiary to the Company or to a Consolidated Subsidiary; (iii) a Restricted Payment that is permitted by Section 5.06 hereof; (iv) Permitted Investments made in accordance with clause (a) or (d) of the definition thereof; (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Telecommunications Business of the Company and its Restricted Subsidiaries and that is


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disposed of in the ordinary course of business; (vi) the surrender or waiver by the Company or any of its Restricted Subsidiaries of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind by the Company or any of its Restricted Subsidiaries or the grant by the Company or any of its Restricted Subsidiaries of a Lien not prohibited by the Indenture;
(vii) the sale of Cash Equivalents in the ordinary course of business; (viii) sales, transfers, assignments and other dispositions of assets (or related assets in related transactions) in the ordinary course of business with an aggregate fair market value of less than $1.0 million; and (ix) Allocated Capacity Transfers which shall be governed by Section 5.24.

                  "ASSOCIATE" as used to indicate a relationship with any Person, means (i) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (ii) any lineal ancestor, lineal descendant, sibling or spouse of such Person, or any other Person who has the same home as such Person, and (iii) any Person who is an Associate of any of the Persons identified in (i) or (ii).

                  "ATTRIBUTABLE DEBT" means, on any date, in respect of any lease of the Company entered into as part of a sale and leaseback transaction described in Section 5.22, (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of the Company prepared as of such date in accordance with GAAP, and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of the Company prepared as of such date in accordance with GAAP as if such lease were accounted for as a Capital Lease Obligation.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BASIC DOCUMENTS" means, collectively, the Note Documents, the Vendor Agreements and the Affiliate Financing Documents and the agreements executed in connection with each of the foregoing.

                  "BOARD OF DIRECTORS" means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

                  "BOARD RESOLUTION" means a duly authorized resolution of the Board of Directors.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "C&MA" means that certain Japan-U.S. Cable Network Construction and Maintenance Agreement, dated July 31, 1998, by and among the Company, as assignee of Metromedia Fiber Network Services, Inc., AT&T Corp., British Telecommunications Plc, Cable and Wireless Global Network Organization Limited, Chunghwa Telecom Co., Ltd., Com Tech International Corporation, DDI Corporation, Frontier Communications Services Inc., Global One Communications, Pty., Limited, GTE Hawaiian Tel


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International Incorporated, GTE Intelligent Network Services Incorporated,
International Digital Communications Inc., International Exchange Networks Ltd., Japan Telecom Co., Ltd., Kokusai Denshkin Denwa Co., Ltd., KPN Telecom B.V., Level 3 International Inc., MFS Cableco (Bermuda) Ltd., NTT Worldwide Network Corporation, PCI Communications, Inc., Primus Telecommunications, Inc., PSINet Inc., Qwest Communications Corporation, RSL Communications Limited, SBCI-Pacific Networks, Inc., Singapore Telecommunications Limited, Sprint Communications Company, Limited Partnership, Teleglobe USA Inc., Telegroup, Inc., Telekom Malaysia Berhad, Telstra Corporation Limited CAN, Transoceanic Communications, Incorporated, Viatel Inc., Videsh Sanchar Nigam Limited and Worldxchange Communications, as amended by Amendatory Agreement No. 1 dated 15 March 1999; Amendatory Agreement No. 2 dated 31 July 1999; Amendatory Agreement No. 3 dated 1 February 2000; Amendatory Agreement No. 4 dated 16 June 2000; Amendatory Agreement No. 5 dated 28 September 2000; and Amendatory Agreement No. 6 dated 1 April 2001; as the same may be further amended, supplemented or modified from time to time.

                  "C&MA ASSIGNMENT" shall have the meaning assigned to such term in the Notes Purchase Agreement dated as of the date hereof between the Company and the Initial Purchaser.

                  "CAPITAL CONTRIBUTION" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

                  "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from


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Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in
each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition; PROVIDED that with respect to any Foreign Subsidiary, Cash Equivalents shall also mean those investments that are comparable to clauses (iii) through (vi) above in such Foreign Subsidiary's country of organization or country where it conducts business operations.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any "PERSON" or "GROUP" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than by number of shares) of the Company and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for the purposes of this clause, such other person shall be deemed to "BENEFICIALLY OWN" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation), (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, (iii) the Company consolidates or merges with or into any other Person, or any Person consolidates with, or merges with or into, the Company, other than a consolidation or merger (a) of the Company into a Wholly Owned Subsidiary of the Company or (b) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction, (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Wholly Owned Subsidiary of the Company or a Permitted Holder or a Related Person; PROVIDED, HOWEVER, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on fiber optic or cable systems owned, controlled or operated by the Company or any of its Subsidiaries or of telecommunications capacity or transmission rights, rights of way or conduit acquired by the Company or any of its Subsidiaries for use in the business of the Company or any of its Subsidiaries, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any of its Subsidiaries shall not be deemed a disposition of assets for purposes of this clause (iv), or (v) the adoption of a plan relating to the total liquidation of the Company.

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                  "CITICORP VOTING AGREEMENT" shall have the meaning assigned to such term in the Senior Credit Facility.

                  "CITICORP WARRANT AGREEMENT" shall have the meaning assigned to such term in the Senior Credit Facility.

                  "CLASS A COMMON STOCK" means the Class A Common Stock, par value $0.01 per share, of the Company.

                  "CLASS B COMMON STOCK" means the Class B Common Stock, par value $0.01 per share, of the Company.

                  "CLEARSTREAM" means Clearstream Banking, S.A.

                  "COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

                  "COMMON STOCK" means collectively the Class A Common Stock and the Class B Common Stock, determined as a single class assuming shares of Class B Common Stock had been converted into shares of Class A Common Stock.

                  "COMPANY" means Metromedia Fiber Network, Inc., a Delaware corporation, and any and all successors thereto.

                  "COMMUNICATIONS ACT" means the U.S. federal statute known as the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended.

                  "CONSOLIDATED CAPITAL RATIO" means, with respect to the Company as of any date, the ratio of (i) the aggregate consolidated amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding to
(ii) the Consolidated Net Worth of the Company and its Consolidated Subsidiaries as of such date.

                  "CONSOLIDATED CASH FLOW" means, with respect to the Company for any period, the Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period plus (A), to the extent that any of the following items were deducted in computing such Consolidated Net Income, but without duplication, (i) provision for taxes based on income or profits of the Company and its Consolidated Subsidiaries for such period, plus (ii) consolidated interest expense of the Company and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale (other than for backhaul capacity) charged to cost of sales, but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Consolidated Subsidiaries for such period, minus (B) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

                  "CONSOLIDATED LEVERAGE RATIO" means, with respect to the Company, as of any date, the ratio of (i) the aggregate consolidated amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding to
(ii) the annualized (that is, multiplied by four) Consolidated Cash Flow of the Company and its Consolidated Subsidiaries for the most recently ended fiscal quarter.

                  "CONSOLIDATED NET INCOME" means, with respect to the Company for any period, the aggregate of the Net Income of the Company and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Consolidated Subsidiary thereof by such Person but not in excess of the Company's Equity Interests in such Person, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, except that the Company's equity in the net income of any such Restricted Subsidiary for such period may be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company as a dividend, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the equity of the Company or any Restricted Subsidiary in the net income (if positive) of any Unrestricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to the Company or a Consolidated Subsidiary as a dividend or other distribution (but not in excess of the amount of the Net Income of such Unrestricted Subsidiary for such period) and (v) the cumulative effect of a change in accounting principles shall be excluded.

                  "CONSOLIDATED NET WORTH" means, with respect to the Company as of any date, the sum of (i) the consolidated equity of the common shareholders of the Company and its Consolidated Subsidiaries that are Consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on the Company's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by the Company or a Restricted Subsidiary that is a Consolidated Subsidiary of the Company, (y) all outstanding net Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each such case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "CONSOLIDATED SUBSIDIARY" means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

                  "CONTINUING DIRECTORS" means individuals who at the beginning of the period of determination constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "CREDIT AGREEMENT" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by the Company and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time, including, without limitation, the Senior Credit Facility.

                  "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

                  "DATA CENTERS" means a co-location facility where entities are able to transfer electronic data among themselves and with other parties outside such facility.

                  "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of EXHIBIT A hereto except that such Note shall not bear the Global Note Legend and shall not have the "SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE" attached thereto, but may bear the Private Placement Legend, if applicable.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "DEPOSITARY AGENT" means Wilmington Trust Company, in its capacity as Depositary Agent under the Depositary Agreement.

                  "DEPOSITARY AGREEMENT" means that certain Depositary Agreement, dated as of the date hereof, among the Company, Wilmington Trust Company, in its capacity as Trustee, Wilmington Trust Company, in its capacity as the Depositary Agent and the Initial Purchaser.

                  "DISBURSEMENT ACCOUNT" shall have the meaning assigned to such term in the Depositary Agreement.

                  "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.06 hereof.

                  "DISTRIBUTION COMPLIANCE PERIOD" means the one-year distribution compliance period as defined in Rule 903(b)(3)(iii) under Regulation S.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor Act), and the rules and regulations promulgated thereunder (or respective successor thereto).

                  "EXISTING ASSETS" means property, plant and equipment and other tangible business assets existing as of the Issue Date used in a Telecommunications Business of the Company, but does not include cash or Cash Equivalents existing on the Issue Date, and the proceeds from the sale, disposition or other transfer of any Existing Assets outside the ordinary course of business.

                  "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

                  "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (ii) conducts substantially all of its business operations outside the United States of America.

                  "FOREIGN SUBSIDIARY CREDIT AGREEMENT" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by one or more of the Company's Foreign Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

                  "FRANCHISE AGREEMENTS" means (a) the Amended and Restated Franchise Agreement, dated as of February 29, 2000, between the City of New York and National Fiber Network, Inc., and (b) the Franchise Agreement, dated as of June 22, 1999, by and between Montgomery County, Maryland, and Metromedia Fiber Network Services, Inc., as each may be amended, modified or supplemented from time to time.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

                  "GERMAN JOINT VENTURE" means the Person(s) formed or organized to engineer, develop, construct and own a fiber optic telecommunications network in Germany.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of EXHIBIT A hereto, issued in accordance with Article 2 hereof.

                  "GOVERNMENT SECURITIES" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

                  "HOLDER" means a Person in whose name a Note is registered on the Registrar's or any co-registrar's books.

                  "IAI GLOBAL NOTE" means a Global Note in substantially the form of EXHIBIT A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be initially issued in a denomination equal to $0, but shall thereafter be revised to represent the outstanding principal amount of the Notes transferred to Institutional Accredited Investors.

                  "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or the balance of the deferred and unpaid purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit (or reimbursement agreements in respect thereof), banker's acceptances and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, any guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "IN-REGION STATE" shall have the meaning assigned to such term in Section 271(i)(I) of the Communications Act.

                  "INITIAL PURCHASER" means Verizon Investments Inc., a Delaware corporation.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "ACCREDITED INVESTOR" within the meaning of Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated as of the date hereof, among the Company, the Trustee and Citicorp USA Inc., as administrative agent under the Senior Credit Facility, as the same may be amended, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" shall have the meaning assigned to that term in Section 2.01(a) hereof.

                  "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                  "INTERLATA SERVICE" shall have the meaning assigned to such term in Section 3 of the Communications Act.

                  "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company or such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 5.06 hereof.

                  "ION" means International Optical Network, L.L.C., a Delaware limited liability company.

                  "IRU" shall have the meaning assigned to such term in the C&MA.

                  "ISSUE DATE" means the date of first issuance of the Notes under the Indenture.

                  "KLUGE TRUST" means John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement, dated May 30, 1984 and as amended and restated, between John W. Kluge, as grantor, and John W. Kluge and Manufacturers Hanover Trust Company, as trustees, a grantor trust.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or Wilmington, Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "MANAGEMENT ADVANCES" means loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (i) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (ii) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (iii) otherwise in the ordinary course of business not exceeding $3.0 million in the aggregate at any time outstanding.

                  "MANAGEMENT AGREEMENT" means that certain Management Agreement between the Company and Metromedia Company, dated as of January 2, 1998, as the same may be amended, supplemented, modified, restated or replaced from time to time with the approval of a majority of the disinterested members of the Board of Directors.

                  "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Capital Stock and by the Company and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable federal, state, provincial, foreign or local taxes required to be paid or accrued as a liability by the Company or any of its respective Restricted Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

                  "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

                  "NETWORK" shall have the meaning assigned to such term in the C&MA.

                  "NEW 6.15% NOTES" means, collectively, the 6.15% Series A Convertible Subordinated Notes due 2010 and the 6.15% Series B Convertible Subordinated Notes due 2010 of the Company, each issued pursuant to the New 6.15% Notes Indenture.

                  "NEW 6.15% NOTES INDENTURE" means that certain Indenture, dated as of the date hereof, between the Company and U.S. Bank Trust National Association, as trustee, relating to the New 6.15% Notes, as the same may be amended, supplemented or otherwise modified from time to time.

                  "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person.

                  "NOTE DOCUMENTS" means the Senior Credit Facility, the Senior Security Documents and the Warrant Documents.

                  "NOTE CUSTODIAN" means the Person specified in Section 2.03 hereof as the Note Custodian with respect to the Global Notes or any successor entity thereto appointed as Note Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "NOTES" shall have the meaning assigned to it in the preamble to this Indenture.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFICER" means the President, the Chief Executive Officer, the Chief Financial Officer and any Vice President of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

                  "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of
Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company, any Affiliate of the Company or an employee of or counsel to the Trustee.

                  "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "PAYING AGENT" shall have the meaning assigned to it in
Section 2.03 and includes any additional Paying Agent.

                  "PERMITTED HOLDER" means Metromedia Company, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof.

                  "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Consolidated Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business; (b) any Investment in Cash Equivalents; (c) any Guarantee of Indebtedness of the Company or a Restricted Subsidiary to the extent such Indebtedness is permitted under Section
5.08 hereof; and (d) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment (i) such Person becomes a Consolidated Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Consolidated

Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business.

                  "PERMITTED LIENS" means (i) Liens to secure Indebtedness permitted by clauses (v), (vi), (vii) and (viii) of the second paragraph of
Section 5.08 hereof or any Permitted Refinancing Indebtedness; PROVIDED that with respect to Liens to secure Indebtedness permitted by clause (vi) thereof or any Permitted Refinancing Indebtedness of such Indebtedness, such Lien must cover only the assets engineered, constructed, installed, acquired, leased (other than pursuant to a sale and leaseback of Existing Assets), developed or improved with such Indebtedness; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Issue Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) zoning restrictions, rights-of-way, easements and similar charges or encumbrances incurred in the ordinary course which in the aggregate do not detract from the value of the property thereof, (ix) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary, and (x) Liens granted pursuant to the Security Documents.

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or otherwise reasonably determined by the Company to be necessary and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted

Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred solely by the Company or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is secured only by the assets, if any, that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "PHASE II UPGRADE RFS DATE" shall have the meaning assigned to such term in the Depositary Agreement.

                  "PREFERRED STOCK" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "PUBLIC RESALE" means a Transfer of Notes or shares of Class A Common Stock underlying the Notes pursuant to (A) a bona fide secondary offering registered under the Securities Act effectuated through the exercise by the Initial Purchaser or its permitted transferee of its registration rights as contemplated by Section 2, 3 or 4 of the Registration Rights Agreement or (B) a purchase agreement with a placement agent or group of placement agents that contemplates the immediate resale of securities by such placement agent pursuant to the resale exemption provided by Rule 144A solely to QIBs and other permitted purchasers under Rule 144A or in a Transfer permitted by Regulation S, or (C) bona fide "brokers transactions" as permitted by or as otherwise permitted by the exemption from registration of the resale of the shares of Class A Common Stock underlying the Notes provided by Rule 144.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (including Acquired Debt, in the case of leases, Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of the engineering, construction, installation, acquisition, lease (other than pursuant to a sale or a leaseback of Existing Assets), development or improvement of any Telecommunications Assets used by the Company or any Restricted Subsidiary, in the case of Indebtedness incurred by the Company or any Restricted Subsidiary, or any

Foreign Subsidiary in the case of Indebtedness incurred by any Foreign Subsidiary, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

                  "QIB" means a "QUALIFIED INSTITUTIONAL BUYER" as defined in Rule 144A.

                  "RECORD DATE" for the interest payable on any Interest Payment Date means the March 1st or September 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "REGISTRAR" shall have the meaning assigned to it in Section 2.03.

                  "REGISTRATION RIGHTS AGREEMENT" means the Notes Registration Rights Agreement, dated as of March 6, 2000, between the Company and the Initial Purchaser, as amended by Amendment No. 1 to Notes Registration Rights Agreement, dated as of the date hereof, as such agreement may be further amended, supplemented or otherwise modified from time to time.

                  "REGISTRATION STATEMENT" means the Registration Statement as defined in the Registration Rights Agreement.

                  "REGULATED PERSON" means any "Bell operating company" or any "AFFILIATE" of a Bell operating company, as such terms are defined in Section 3 of the Communications Act.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

                  "REGULATORY RELIEF DATE" means, with respect to a Holder which is a Regulated Person, the date on which such Regulated Person has obtained pursuant to Section 271 of the Communications Act, the approval of the Federal Communications Commission to provide InterLATA Services in all states that are, with respect to such Regulated Person, In-Region States, such approval to be either an affirmative approval or a waiver from the restrictions of the Communications Act.

                  "RELATED PERSON" means any Person who controls, is controlled by or is under common control with a Permitted Holder; PROVIDED, that for purposes of this definition, "CONTROL" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

                  "REQUISITE COMPANY VOTE" means (i) the approval and ratification of the issuance of shares of Class A Common Stock issuable upon the conversion of the Notes by a majority of holders of Class A Common Stock and Class B Common Stock, voting as a single class, that are present in person or by proxy at a duly called meeting of the Company's stockholders, or (ii) the 20th day following the proper delivery by the Company under Regulation 14C under the Exchange Act of an effective Information Statement meeting the requirements of Schedule 14C under the Exchange Act that contains the requisite information describing the action taken by the Stockholders' Consent.

                  "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

                  "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend and includes the 144A Global Notes, the IAI Global Note and the Regulation S Global Note.

                  "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

                  "RESTRICTED NOTE" means either a Restricted Definitive Note or a Restricted Global Note.

                  "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context specifically requires otherwise, Restricted Subsidiary means a direct or indirect Restricted Subsidiary of the Company.

                  "RULE 144" means Rule 144 promulgated under the Securities
Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under the Securities
Act.

                  "RULE 904" means Rule 904 promulgated under the Securities
Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended (or any successor Act), and the rules and regulations promulgated thereunder (or respective successor thereto).

                  "SECURITY AGREEMENT" means that certain Pledge and Security Agreement, dated as of the date hereof, among the Company, the Initial Purchaser and Wilmington Trust Company, as trustee for the Holders of the Notes, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SECURITY DOCUMENTS" means the Depositary Agreement, the Security Agreement, the Intercreditor Agreement and each other security agreement, pledge agreement, mortgage, deed of trust, assignment agreement and other instrument (including any Uniform Commercial Code financing statements) being executed concurrently herewith or from time to time hereafter providing for the grant of liens and security interests (or the recordation thereof) by the Company in favor of the Trustee on the Collateral as collateral security for the obligations of the Company.

                  "SENIOR CREDIT FACILITY" means that certain Note and Guarantee Agreement, dated as of September 6, 2001, by and among the Company, the guarantors party thereto and Citicorp USA, Inc., as Administrative Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "SENIOR NOTES INDENTURES" means the 2008 Notes Indenture and the 2009 Notes Indenture.

                  "SENIOR NOTES" means the Company's 10% Series B Senior Notes due 2008 issued pursuant to the 2008 Notes Indenture and the Company's 10% Series B Senior Notes due 2009 issued pursuant to the 2009 Notes Indenture.

                  "SENIOR SECURITY DOCUMENTS" shall have the meaning assigned to such term in the Senior Credit Facility.

                  "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "SIGNIFICANT SUBSIDIARY" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "SPECIAL RECORD DATE" for the payment of any defaulted interest means a date fixed by the Trustee pursuant to Section 2.12 hereof.

                  "STATED MATURITY" means, with respect to any installment of interest or principal (including any mandatory sinking fund payment of interest or principal) on any series of Indebtedness, the date on which such payment of interest or principal (including any mandatory sinking fund payment of interest or principal) was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "STM-1S" shall have the meaning assigned to such term in the definition of "Basic System Payload Module" contained in the C&MA.

                  "STOCKHOLDERS' AGREEMENT" means the Amended and Restated Stockholders' Agreement, dated as of the date hereof, by and among the Company, the Initial Purchaser and the stockholders listed on Schedule I thereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "STOCKHOLDERS' CONSENT" means that certain Written Consent in Lieu of a Meeting of the Holders of Common Stock of the Company, dated as of the date hereof, executed by Metromedia Company, John W. Kluge, Stuart Subotnick and Stephen A. Garofalo and each of their respective Affiliates and Associates, pursuant to which, among other things, such stockholders have approved and ratified in all respects the Company's issuance of shares of Class A Common Stock issuable upon the conversion of the Notes.

                  "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Notes, in any respect.

                  "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business and the Equity Interests of a Person engaged entirely or substantially entirely in a Telecommunications Business.

                  "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "TRADING DAY" means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business, (b) if the applicable security is quoted on the Nasdaq National Market or another United States automated interdealer quotation system, a day on which trades may be made thereon, or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York or the State of Delaware are authorized or obligated by law or executive order to close.

                  "TRANSFER" (including, with correlative meaning, "Transferred") means any direct or indirect offer, sale, transfer, assignment, exchange, grant of an option or right to purchase, hedge, short sale, pledge, hypothecation, creation of an encumbrance, or other disposition of any kind (including by operation of law or testamentary or intestate succession), or any derivative transaction that has the effect of changing the economic benefits or rights of ownership.

                  "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "UNRESTRICTED GLOBAL NOTE" means one or more Global Notes in the form of EXHIBIT A attached hereto that bears the Global Note Legend and that has the "SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary at the time of such designation: (a) has no Indebtedness other than Non-Recourse Debt; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described under Section 5.06 hereof. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under Section 5.08 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and (ii) no Default or Event of Default would be in existence following such designation.

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                  "VENDOR AGREEMENTS" shall have the meaning assigned to such term in the Senior Credit Facility.

                  "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "WARRANT DOCUMENTS" means the Citicorp Warrant Agreement, the warrants issued thereunder, the Citicorp Voting Agreement and the other agreements, instruments and documents executed and delivered pursuant to the Citicorp Warrant Agreement.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

                  Section 1.02. OTHER DEFINITIONS.


         TERM                                              DEFINED IN SECTION
         ----                                              ------------------

"Accepted Purchased Shares"                                       4.06
"Affiliate Transaction"                                           5.10
"Allocated Capacity Proceeds"                                     5.24
"Allocated Capacity Transfer"                                     5.24
"Asset Sale Offer"                                                5.09
"Authentication Order"                                            2.02
"Change of Control Offer"                                         5.14
"Change of Control Payment"                                       5.14
"Change of Control Payment Date"                                  5.14
"Closing Price"                                                   4.06
"Conversion Agent"                                                2.03
"Conversion Date"                                                 4.02
"Conversion Price"                                                4.01
"Conversion Shares"                                               4.06
"Covenant Defeasance"                                             9.03
"Current Market Price"                                            4.06
"Designation"                                                     5.06
"Distribution Date"                                               4.06
"DTC"                                                             2.03
"Excess Proceeds"                                                 5.09
"Events of Default"                                               7.01
"ex" date                                                         4.06
"Expiration Time"                                                 4.06


                                       23

"Fair Market Value"                                               4.06
"incur"                                                           5.08
"Legal Defeasance"                                                9.02
"Offer Amount"                                                    3.08
"Offer Period"                                                    3.08
"Offer to Purchase"                                               5.24
"Paying Agent"                                                    2.03
"Permitted Indebtedness                                           5.08
"Purchase Date"                                                   3.08
"Purchased Shares"                                                4.06
"Reference Period"                                                5.08
"Registrar"                                                       2.03
"Restricted Payments"                                             5.06
"Revocation"                                                      5.06
"Rights"                                                          4.06
"Tender Expiration Time"                                          4.06

                  Section 1.03. TRUST INDENTURE ACT DEFINITIONS.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE NOTE HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used but not otherwise defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  Section 1.04. RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "OR" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.

                                    THE NOTES

                  Section 2.01. FORM AND DATING; PAYMENT OF INTEREST.

                  (a) GENERAL.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or agreements to which the Company is subject. The Notes shall be in denominations of $1,000 and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from its date of issue and shall be payable semiannually on each March 15th and September 15th (each, an "INTEREST PAYMENT Date"), commencing March 15, 2002, except as otherwise specified on the faces of the Notes.

                  The person in whose name any Note (or its predecessor Note) is registered at the close of business on any Record Date with respect to any Interest Payment Date (including any Note that is converted after the Record Date and on or before the Interest Payment Date) shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the Record Date and prior to such Interest Payment Date. Interest may, at the option of the Company, be paid by check mailed to the address of such person as it appears on the Note register; PROVIDED that, with respect to any Holder of an interest in any Global Note, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds to Cede & Co., the nominee of the Depositary, as registered owner of the Global Notes.

                  Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) GLOBAL NOTES.

                  Notes issued in global form shall be substantially in the form of EXHIBIT A attached hereto (including the Global Note Legend thereon and the "SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE" attached thereto). Notes issued in definitive form shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Note Legend thereon and without the "SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE" attached thereto). Each Global Note shall represent such of the aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

                  (c) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream.

                  Section 2.02. DESIGNATION; AMOUNT AND ISSUE OF NOTES; EXECUTION AND AUTHENTICATION.

                  One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

                  The Notes shall be designated as "8.5% Senior Secured Convertible Notes due 2011." Notes not to exceed the aggregate principal amount of $50,000,000 upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Notes upon the written order (an "Authentication Order") of the Company, signed by two Officers or one Officer and the Secretary or an Assistant Secretary of the Company by manual or facsimile signature, without any further action by the Company.

                  If an Officer, Secretary or Assistant Secretary whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  Section 2.03. REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Notes may be presented for payment (the "PAYING AGENT"), and an office or agency where Notes may be presented for conversion (the "CONVERSION AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar, the term "PAYING AGENT" includes any additional paying agent, and the term "CONVERSION AGENT" includes any additional conversion agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Note Custodian with respect to the Global Notes and as agent for service of notice and demands.

                  The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

                  Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

                  Not later than each due date of principal, premium, if any, and interest on the Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all such money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all such money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  Section 2.05. HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

                  Section 2.06. TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES.

                  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee a notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in this Section 2.06 and Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 and Sections
2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in this Section 2.06.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES.

                  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein and therein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global

Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item
         (3) thereof, if applicable.

                  (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such transfer is effected pursuant to the Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto including the certifications in item (1)(a) thereof; or

                           (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a

Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, upon confirmation of such receipt, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
         Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any

         Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such transfer is effected pursuant to the Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                           (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (B), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The

Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                  (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, upon confirmation of such receipt, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such transfer is effected pursuant to the Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                           (1) if the Holder of such Definitive Notes proposes
                  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Notes proposes
                  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs
(ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Notes so transferred.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES.

                  Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exception from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) any such transfer is effected pursuant to the Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                           (1) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                           (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (B), if the Company or Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company or Registrar, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) [Intentionally Omitted]

                  (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) PRIVATE PLACEMENT LEGEND.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND HEDGING TRANSACTIONS INVOLVING THESE NOTES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED

         INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(l), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
         (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF ANY NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(l), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,

         CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETE AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
         (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Notes issued in exchange thereof or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES.

                  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other provisions of this Section 2.06, execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request in accordance with the provisions of Section 2.02 hereof.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 5.14 and 10.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption or repurchase under Section 3.03 or 5.14 hereof, as applicable, and ending at the close of business on such day, (B) to register the transfer of or to exchange any Note so selected for redemption or repurchase in whole or in part, except the unredeemed portion of any Note being redeemed or repurchased in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  Section 2.07. REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and may charge for its expenses (including the fees and expenses of the Trustee and reasonable attorneys' fees and expenses) in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  If any mutilated, lost, stolen or destroyed Note has become or is about to become due and payable, the Company, in its sole discretion, may, instead of issuing a new Note, pay such Note.

                  Section 2.08. OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. A Note, or portion thereof, does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee received proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

                  If the principal amount of any Note is considered paid under
Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereto) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Section 2.09. TREASURY NOTES.

                  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Subsidiary or Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

                  Section 2.10. TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  Section 2.11. CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirements of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                  Section 2.12. DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes and in Section 5.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date; PROVIDED that no such Special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid. The defaulted interest shall be considered paid upon deposit with the Trustee or the Paying Agent of an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, and interest on such defaulted interest shall thereafter cease to accrue from that date. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange or other trading market on which the securities of the Company are listed or traded, and upon such notice as may be required by such exchange or trading market, if, after written notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

                  Section 2.13. CUSIP NUMBERS.

                  The Company in issuing the Notes shall use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

                  SECTION 3.01 NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price, and (v) the CUSIP numbers of the Notes to be redeemed.

                  SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED

                  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot or such other reasonable method as determined by the Trustee. In the event of a partial redemption by lot, the particular Note to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; PROVIDED, HOWEVER, that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  SECTION 3.03 NOTICE OF REDEMPTION

                  Subject to the provisions of Section 3.09 hereof, at least 45 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) the CUSIP numbers of the Notes;

                  (d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (e) the name and address of the Paying Agent;

                  (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (g) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (h) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 50 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, any Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  SECTION 3.05 DEPOSIT OF REDEMPTION PRICE

                  Prior to 11:00 a.m., New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 5.01 hereof.

                  SECTION 3.06 NOTES REDEEMED IN PART

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate, for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  SECTION 3.07 OPTIONAL REDEMPTION

                  (a) The Notes shall not be redeemable at the Company's option prior to September 15, 2006. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 45 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on September 15 (September 17 for the year 2007) of the years indicated below:


                                                                PERCENTAGE OF
YEAR                                                           PRINCIPAL AMOUNT
----                                                           ----------------
2006..........................................................    104.250%
2007..........................................................    103.190%
2008..........................................................    102.130%
2009..........................................................    101.060%
2010 and thereafter...........................................    100.000%

                  (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  SECTION 3.08 APPLICATION OF EXCESS PROCEEDS OR ALLOCATED CAPACITY PROCEEDS.

                  In the event that, pursuant to Section 5.09 or Section 5.24 hereof, the Company shall be required to commence an Asset Sale Offer or an Offer to Purchase, respectively, it shall follow the procedures specified below.

                  The Asset Sale Offer or Offer to Purchase, as the case may be, shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to
Section 5.09 or Section 5.24 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer or Offer to Purchase, as applicable. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer or Offer to Purchase, as applicable.

                  Upon the commencement of an Asset Sale Offer or Offer to Purchase, as applicable, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or Offer to Purchase, as applicable. The Asset Sale Offer or Offer to Purchase, as applicable, shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer or Offer to Purchase, as applicable, shall state:

                  (a) that the Asset Sale Offer or Offer to Purchase, as applicable, is being made pursuant to this Section 3.08 and Section 5.09 or 5.24, as the case may be, hereof and the length of time the Asset Sale Offer or Offer to Purchase, as applicable, shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or Offer to Purchase, as applicable, shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or Offer to Purchase, as applicable, may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer or Offer to Purchase, as applicable, shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before 10:00 a.m. New York City time on the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount or portions thereof tendered pursuant to the Asset Sale Offer, or Offer to Purchase, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer or Offer to Purchase, as applicable, on the Purchase Date.

                  Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  SECTION 3.09 MANDATORY REDEMPTION

                  Except as set forth in this Section 3.09, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. If (A) the Requisite Company Vote has not been received by the date that is six months after the date hereof or (B) for any reason the C&MA Assignment is deemed to be an invalid or ineffective assignment under the terms of the C&MA, each Holder of the Notes will have the right to require the Company to purchase all of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                   CONVERSION

                  Section 4.01. CONVERSION PRIVILEGE

                  Subject to the further provisions of this Section 4.01, from and after the time that the Requisite Company Vote is obtained, a Holder of a Note may convert such Note at the Conversion Price (as hereinafter defined) then in effect into Class A Common Stock (i) at any time after the Regulatory Relief Date, if at such time such Holder is a Regulated Person, or (ii) at any time, if such Holder is not a Regulated Person; PROVIDED, HOWEVER, that the Initial Purchaser or any of its Affiliates or any Holder that acquires Notes pursuant to any Transfer other than pursuant to a Public Resale may not convert such Note if, after giving effect to such conversion, such Holder would be deemed to be an "affiliate" as that term is defined in, and for the purposes of, either of the Franchise Agreements; and PROVIDED, FURTHER, that, if such Note is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date for such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed); and PROVIDED, FURTHER, that, if the Holder of a Note tenders such Note pursuant to a Change of Control Offer, such Note may only be converted if such Holder properly withdraws its election to participate in the Change of Control Offer prior to consummation of the Change of Control Offer. The number of shares of Class A Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial conversion price is $0.53875 and is subject to adjustment or voluntary reduction as provided in this Article 4 (the "CONVERSION PRICE").

                  A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof. Provisions of this Agreement that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  A Holder of Notes is not entitled to any rights of a holder of Class A Common Stock until such Holder has converted its Notes to Class A Common Stock, and only to the extent such Notes are deemed to have been converted into Class A Common Stock pursuant to this Article 4.

                  Section 4.02. CONVERSION PROCEDURE

                  To convert a Note, a Holder must (a) complete and manually sign the conversion notice on the back of the Note and deliver such notice to the Conversion Agent; (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required pursuant to Section 4.04 hereof. The date on which the Holder satisfies all of those requirements is the "CONVERSION DATE." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Class A Common Stock issuable upon the conversion, payment for accrued interest on such Note to the extent required by this Section 4.02 and cash in lieu of any fractional shares pursuant to Section 4.03. The Company may, at any time and as a condition to delivering such shares of Class A Common Stock, require any Holder to deliver a representation and warranty made to the Company and an officer's certificate certifying as to whether or not such Holder is a Regulated Person as of the Conversion Date and certifying the number of issued and outstanding shares of Common Stock "Beneficially Owned" (as defined in Rule 13d-3 under the Exchange
Act) by such Holder as of the Conversion Date. The Company may also rely upon the stock ledger and corporate records of the Company. The Trustee shall have no obligation to make any such determination.

                  The person in whose name the certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Class A Common Stock upon such conversion as the record holder or holders of such shares of Class A Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and PROVIDED, FURTHER, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

                  If any Holder surrenders a Note for conversion after the close of business on the Record Date for the payment of an installment of interest and before the close of business on the related Interest Payment Date, the Company shall pay accrued interest through the Conversion Date to the Holder of such Note on such Record Date.

                  If a Holder converts more than one Note at the same time, the number of shares of Class A Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

                  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the unconverted portion of the Note surrendered.

                  Section 4.03. FRACTIONAL SHARES

                  The Company will not issue fractional shares of Class A Common Stock upon conversion of Notes. In lieu thereof, the Company will pay an amount in cash based upon the Closing Price of the Class A Common Stock on the Trading Day immediately prior to the Conversion Date.

                  Section 4.04. TAXES ON CONVERSION

                  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Class A Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

                  Section 4.05. COMPANY TO PROVIDE STOCK

                  The Company shall, prior to issuance of any Notes hereunder, and from time to time as it may be necessary, reserve, out of its authorized but unissued Class A Common Stock, a sufficient number of shares of Class A Common Stock to permit the conversion of all outstanding Notes into shares of Class A Common Stock.

                  All shares of Class A Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Class A Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted.

                  Section 4.06. ADJUSTMENT OF CONVERSION PRICE.

                  The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend in shares of Class A Common Stock to the holders of the Class A Common Stock, (ii) make a distribution in shares of Class A Common Stock to the holders of the Class A Common Stock, (iii) subdivide or split its outstanding Class A Common Stock into a larger number of shares, or (iv) combine its outstanding Class A Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Class A Common Stock which it would have owned or been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective as of the close of business on the record date in the case of a dividend in shares or distribution and shall become effective as of the close of business on the effective date in the case of a subdivision, split or combination.

                  (b) In case (i) the Company shall issue rights or warrants to all or substantially all holders of its Class A Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Class A Common Stock (or securities convertible into Class A Common Stock) at a price per share less than the Current Market Price per share of Class A Common Stock (as determined in accordance with subsection (g) of this Section 4.06) at the record date for the determination of shareholders entitled to receive such rights or warrants or (ii) the Company shall sell or issue any Class A Common Stock and the consideration per share of Class A Common Stock to be paid upon such issuance or subscription is more than 5% less than the Current Market Price per share of Class A Common Stock or the Company shall sell or issue warrants, rights or other convertible securities to subscribe for or purchase shares of Class A Common Stock at a price per share more than 5% less than the Current Market Price per share of Class A Common Stock (each as determined in accordance with subsection (g) of this Section 4.06) on the date of such sale or issuance, the Conversion Price in effect as of the close of business on the record date thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect on the record date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or convertible securities are issued, and shall become effective as of the close of business on such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Class A Common Stock actually issued (or the number of shares of Class A Common Stock issuable upon conversion of convertible securities actually issued).

                  (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding (x) any regular cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common

Stock in any four fiscal quarters does not exceed the greater of (A) the amount per share of Common Stock of the cash dividend on the Common Stock for the preceding four fiscal quarters to the extent that such dividend for the preceding four fiscal quarters did not require any adjustment of the Conversion Price pursuant to this Section 4.06(c) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Prices (as set forth in Section 4.06(g)) during the ten Trading Days immediately prior to the date of declaration of such dividend, (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (z) any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to Section 4.06(e)), then, in such case, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date of such action by a fraction of which the numerator shall be the Current Market Price of the Class A Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Class A Common Stock on such record date, such decrease shall be effective immediately prior to the opening of business on the day following the record date of such action; PROVIDED, HOWEVER, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Class A Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 4.06(c) as a result of a distribution that is a regular dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the regular cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 4.06(c) above as a result of a distribution that is not a regular dividend, such adjustment shall be based upon the full amount of the distribution.

                  (d) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), exceeds the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the product of the number of Class A Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, less the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and the denominator shall be the product of the number of Class A Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer has not been made.

                  (e) In case the Company shall distribute to all or substantially all holders of its Class A Common Stock any shares of capital stock of the Company (other than Class A Common Stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or shall distribute to all holders of its Class A Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) of this Section 4.06), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect as of the close of business on the record date for such distribution by a fraction of which the numerator shall be the Current Market Price of the Class A Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and set forth in a Board Resolution delivered to the Trustee in an Officers' Certificate) of the portion of the capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as determined in accordance with subsection (g) of this Section 4.06) of the Class A Common Stock on such record date. Such adjustment shall become effective as of the close of business on the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) of this Section 4.06) ("RIGHTS") pro rata to holders of Class A Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 4.06, make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock issuable upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Class A Common Stock into which the principal amount of the Note so converted was convertible as of the close of business on the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (f) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount which increases the offeror's ownership of Class A Common Stock to more than 35% of the Class A Common Stock outstanding and shall involve the payment by such Person of consideration per share of Class A Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "TENDER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per share of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time, and in which, as of the Tender Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding (including any tendered or exchanged shares) at the Tender Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Class A Common Stock outstanding (less any Accepted Purchased Shares) at the Tender Expiration Time and the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time, such decrease to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 4.06(f) shall not be made if: (a) as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 6; or (b) the Initial Purchaser or any of its Affiliates do not beneficially own all of the Notes.

                  (g) For purposes of this Section 4.06, the following terms shall have the meaning indicated:

                  (i) "CLOSING PRICE" with respect to any securities on any date shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal security exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the Nasdaq National Market or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                  (ii) "CURRENT MARKET PRICE" shall mean the average of the daily Closing Prices per share of Class A Common Stock for the ten consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that
(A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 4.06 occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 4.06(a), (b),
(c), (d) or (e) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.06(d), (e) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Class A Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 4.06(f), the Current Market Price of the Class A Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Class A Common Stock for such day and the next two succeeding Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 4.06(a), (b), (c), (d), (e) or (f) (occurs on or after the Expiration Time or Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "EX" DATE, (1) when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Class A Common Stock, means the first date on which the Class A Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer, means the first date on which the Class A Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer.

                  (iii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (h) In any case in which this Section 4.06 shall require that an adjustment be made on a record date established for purposes of this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.09) issuing to the Holder of any Note converted after such record date but prior to the issue date, the shares of Class A Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Class A Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or effective date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

                  Section 4.07. NO ADJUSTMENT

                  No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for a transaction referred to in
Section 4.06 if all Holders are entitled to participate in the transaction on a basis and with notice to the same extent as holders of Class A Common Stock participate in the transaction. The Company shall give notice to the Trustee of any such determination.

                  No adjustment need be made for rights to purchase Class A Common Stock or issuances of Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or a change to no par value of the Class A Common Stock.

                  To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  Section 4.08. ADJUSTMENT FOR TAX PURPOSES

                  The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or Notes or distributions of Notes convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable, PROVIDED that such reduction does not have an adverse effect for tax purposes, or otherwise, on holders of the Notes.

                  Section 4.09. NOTICE OF ADJUSTMENT

                  Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment, the manner of computing it and the new Conversion Price.

                  Section 4.10. NOTICE OF CERTAIN TRANSACTIONS.

                  In the event that:

                  (a) the Company takes any action which would require an adjustment in the Conversion Price;

                  (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

                  (c) there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice before such date to the same extent as such notice is mailed to the stockholders of the Company. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4.10.

                  Section 4.11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE, TRANSFER OR CONVEYANCE ON CONVERSION PRIVILEGE

                  If any of the following shall occur, namely: (a) any reclassification or change of shares of Class A Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in
Section 4.06); (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Class A Common Stock; or (c) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Trustee an amendment to this Indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other Notes and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Class A Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance. Such amendment to this Indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, sale, transfer or conveyance, the stock or other Notes and property (including cash) receivable thereupon by a holder of Class A Common Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, transfer or conveyance, then such amendment to this Indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive consolidations, mergers, sales, transfer or conveyances.

                  In the event the Company shall execute an amendment to this Agreement pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other Notes or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale, transfer or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and (y) an Opinion of Counsel that all conditions precedent have been complied with.

                  Section 4.12. TRUSTEE'S DISCLAIMER.

                  The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section
4.09. The Trustee makes no representation as to the validity or value of any Notes or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
Article 4.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

                  Section 4.13. VOLUNTARY REDUCTION.

                  The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; PROVIDED, HOWEVER, that in no event may the Conversion Price be less than the par value of a share of Class A Common Stock.

                                   ARTICLE 5.

                                    COVENANTS

                  Section 5.01. PAYMENT OF NOTES.

                  The Company shall promptly make all payments of principal, interest and premium, if any, in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, interest or premium, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m. New York City time, on that date money in immediately available funds, deposited by the Company or an Affiliate thereof, sufficient to pay all principal, interest and premium, if any. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy
Law) on overdue installments of interest at the same rate to the extent lawful.

                  Section 5.02. SEC REPORTS.

                  (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and at the same time, the Company shall file copies of all such reports, information and other documents with the Trustee.

                  (b) In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of the Notes (i) all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company`s certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

                  (c) For so long as any Notes remain outstanding (and regardless of the penultimate sentence of paragraph (b) above), the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  Section 5.03. COMPLIANCE CERTIFICATES.

                  (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.02 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such


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financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4, 5 or 6 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, including a default or event of default under any of the Basic Documents, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 5.04. MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, the City of New York or the City of Wilmington, Delaware, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

                  Section 5.05. STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.



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                  Section 5.06. RESTRICTED PAYMENTS

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as stockholders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Consolidated Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless:

                  (a) at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

                  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of Section 5.08 hereof; and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries on and after the Issue Date (excluding Restricted Payments permitted by, and made pursuant to, clauses (ii) and (iii) and (viii) of the next succeeding paragraph), is less than the sum, without duplication and except as credited in the next succeeding paragraph, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Net Cash Proceeds received by the Company on and after November 25, 1998 as a Capital Contribution or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted or exchanged into such Equity Interests (other than Equity Interests (or Disqualified Stock or converted debt securities) sold to a Subsidiary of the Company), plus the amount of Net Cash Proceeds received by the Company upon such conversion or exchange, plus (iii) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries on and after the Issue Date resulting from (x) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by the Company or any Restricted

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Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses (x), (y) or (z) the aggregate amount of Restricted Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary on and after the Issue Date, plus (iv) to the extent that any Restricted Investment that was made on and after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of, to the extent paid to the Company or a Restricted Subsidiary, (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

                  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such Net Cash Proceeds that are utilized for, and the Equity Interests issued or exchanged for, any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph; (iii) the defeasance, redemption, retirement, repurchase or other acquisition of Subordinated Indebtedness with the Net Cash Proceeds from, or issued in exchange for, a substantially concurrent incurrence of Permitted Refinancing Indebtedness; PROVIDED that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph;
(iv) the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any member of the Company's or such Restricted Subsidiary's management; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any fiscal year; (vi) retiring any Equity Interests of the Company to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; (vii) Investments in Telecommunications Assets; PROVIDED that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, does not exceed the sum of (y) $15.0 million, plus (z) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (vii) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, except to the extent any such net reduction amount is included in the amount calculated


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

pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph; (viii) Investments in Telecommunications Assets made after November 25, 1998 with the (x) Net Cash Proceeds, (y) the fair market value of Telecommunications Assets or (z) Equity Interests of a Person that becomes a Restricted Subsidiary (provided that the assets of such Person consist entirely or substantially entirely of Telecommunications Assets), in each case, received from the issuance or sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such Net Cash Proceeds that are utilized for any such Investment shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph; (ix) Investments in ION; PROVIDED that the aggregate fair market value thereof (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (ix) does not exceed the sum of (I) $15.0 million, plus,
(II) for each fiscal year, an amount equal to the amount of cash received by the Company or any of its Restricted Subsidiaries from ION or any of its Subsidiaries during such fiscal year, except to the extent any such amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph, plus (III), to the extent necessary to pay reasonable and necessary operating expenses of ION, an amount not to exceed $1.0 million in each fiscal year; and (x) Investments in the German Joint Venture; PROVIDED that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, does not exceed the sum of (y) $100.0 million, plus (z) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (x) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, except to the extent such amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph.

                  The Board of Directors may not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made (other than any de minimus amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "DESIGNATION") unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (ii) the Company would, immediately after giving effect to such Designation, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of
Section 5.08 hereof and (iii) the Company would not be prohibited under the Indenture from making an Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of this Section 5.06) in an amount equal to the fair market value of the net Investment of the Company and all Restricted Subsidiaries in such Subsidiary on such date.

                  In the event of any such Designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the


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amount available for Restricted Payments under the first or second paragraph of this covenant, as applicable. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such Designation.

                  A Designation may be revoked and an Unrestricted Subsidiary may thus be redesignated a Restricted Subsidiary (a "REVOCATION") by a resolution of the Board of Directors delivered to the Trustee; PROVIDED that the Company will not make any Revocation unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under this Indenture.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment. The fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors (such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million).

                  Section 5.07. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date,
(b) this Indenture and the Notes, and Indebtedness ranking pari passu with the Notes provided such provisions are no more restrictive than the Notes, (c) the Credit Agreement and any Foreign Subsidiary Credit Agreement; PROVIDED that the restrictions contained in the Credit Agreement are no more restrictive, taken as a whole, than those contained in a credit agreement with terms that are commercially reasonable for a borrower that has substantially comparable Indebtedness; and PROVIDED, FURTHER, that no such provision in the Credit Agreement shall prohibit or restrict the ability of any Restricted Subsidiary to pay dividends or make other upstream distributions or other payments to the Company or any of its Restricted Subsidiaries, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person or assets acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance


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or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations (including pursuant to Purchase Money Indebtedness obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, constructed, leased or improved, (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; PROVIDED that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into, (i) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section
5.11 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, and (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

                  Section 5.08. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including by way of merger, consolidation or acquisition), with respect to (collectively, "INCUR") any Indebtedness or Attributable Debt and the Company shall not issue or incur any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue or incur any shares of Preferred Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness or issue or incur shares of Disqualified Stock and its Restricted Subsidiaries may incur Acquired Debt or Acquired Preferred Stock if either:

                  (a) the Consolidated Leverage Ratio at the end of the Company's most recently ended fiscal quarter (the "REFERENCE PERIOD") for which a consolidated balance sheet of the Company is available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued or incurred would have been less than 5.5 to 1.0 (if the Reference Period ends on or prior to December 31, 2001), or 5.0 to 1.0 (if the Reference Period ends subsequent to December 31, 2001), determined on a pro forma basis (including, a pro forma application of the net proceeds



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therefrom), as if the additional Indebtedness had been incurred, or the
Preferred Stock had been issued, as the case may be, at the beginning of the Reference Period; or

                  (b) the Consolidated Capital Ratio at the end of the Reference Period would have been less than 2.0 to 1.0, determined after giving effect to the incurrence or issuance of such Indebtedness or Preferred Stock and on a pro forma basis (including a pro forma application of the net proceeds therefrom).

                  Notwithstanding the foregoing, the provisions of the paragraph set forth immediately above will not prohibit the incurrence of any of the following items of Indebtedness or Attributable Debt (collectively, "PERMITTED INDEBTEDNESS"):

                  (i) the incurrence by the Company of Indebtedness represented by the Notes;

                  (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

                  (iii) the incurrence of Indebtedness by the Company to any Consolidated Subsidiary or Indebtedness of any Restricted Subsidiary to the Company or any Consolidated Subsidiary (but such Indebtedness shall be deemed to be incurred upon such Indebtedness being held by any person other than the Company or such Consolidated Subsidiary including upon Designation and upon such Restricted Subsidiary otherwise no longer being a Consolidated Subsidiary); PROVIDED that in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes;

                  (iv) the incurrence by the Company of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause
(iv) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause
(x) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $25 million;

                  (v) the incurrence by the Company, or any Guarantee thereof by any Restricted Subsidiary (other than any Foreign Subsidiary), of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this clause (v) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause (x) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $150 million, minus the amount of any such Indebtedness (a) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 5.09 hereof or
(b) assumed by a transferee in an Asset Sale;

                  (vi) the incurrence by (1) the Company or any of its Foreign Subsidiaries of Purchase Money Indebtedness and (2) any Restricted Subsidiary that is not a Foreign Subsidiary of up to $500 million aggregate principal amount of Purchase Money Indebtedness; PROVIDED that in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP in good faith by the Board of Directors of the Company) to the Company, such Foreign Subsidiary or such Restricted Subsidiary that is not a Foreign Subsidiary, as applicable, of the property so


                                       66
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purchased, developed, acquired, constructed, improved or leased; and PROVIDED,
FURTHER, that in the case of clause (2) only, the Indebtedness that constitutes the Purchase Money Indebtedness may not include Indebtedness incurred under credit agreements entered into with bank lenders and similar financial institutions or Indebtedness represented by a series of notes and debentures issued pursuant to either a public offering of notes or debentures registered under the Securities Act or private offering of notes or debentures to QIBs in a transaction exempt from registration under the Securities Act in reliance on Rule 144A;

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness or foreign currency based Indebtedness, respectively, that is permitted by the terms of the Indenture to be outstanding; PROVIDED that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;

                  (viii) the incurrence by a Foreign Subsidiary of Indebtedness pursuant to a Foreign Subsidiary Credit Agreement (or any Guarantee thereof by any other Foreign Subsidiary) in an aggregate principal amount incurred and outstanding at any time pursuant to this clause (viii) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause (x) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $50.0 million (or the equivalent thereof at the time of incurrence in the applicable foreign currencies), minus the amount of any such Indebtedness (A) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section
5.09 hereof or (B) assumed by a transferee of an Asset Sale;

                  (ix) the Company and its Restricted Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry (other than to the extent supporting Indebtedness);

                  (x) any Attributable Debt of the Company arising out of a sale and leaseback transaction with respect to one or more Data Centers permitted under Section 5.22; PROVIDED that (A) the aggregate principal amount of such Attributable Debt shall not exceed $50,000,000 at any one time outstanding, (B) the final maturity date of any such Attributable Debt shall not be earlier than six months after the maturity of the Notes, (C) the Weighted Average Life to Maturity of such Attributable Debt shall not be earlier than the Weighted Average Life to Maturity of the Notes and (D) the agreements and other instruments relating to such Attributable Debt shall not in any way restrict the payment or redemption of principal or interest on the Notes, or other amounts owing hereunder, the granting of Liens on property of the Company to secure the obligations of the Company hereunder, the Guarantee by any of the Subsidiaries of the Company of any of the obligations of the Company hereunder, or the execution or delivery of any modification, waiver or consent entered into in connection with this Indenture or the Notes; and



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                  (xi) the incurrence by the Company or any of its Restricted
Subsidiaries, as applicable, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was incurred pursuant to the first paragraph hereof or clauses
(i), (ii), (iv), (v), (vi), (viii), (x) or this clause (xi) of this paragraph.

                  Indebtedness or Preferred Stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary or upon a Revocation such that such Subsidiary becomes a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

                  Upon each incurrence, the Company may designate pursuant to which provision of this covenant such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred by the Company under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

                  Section 5.09. ASSET SALES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and (iii) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Cash Proceeds, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, (a) to the permanent redemption or repurchase of outstanding Indebtedness (other than Subordinated Indebtedness) that is secured Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or Indebtedness of the Company or such Restricted Subsidiary that ranks equally with the Notes but has a maturity date that is prior to the maturity date of the Notes and/or (b) to reinvest such Net


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Cash Proceeds (or any portion thereof) in Telecommunications Assets.
Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary. The balance of such Net Cash Proceeds, after the application of such Net Cash Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "EXCESS PROCEEDS."

                  When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make a pro rata offer to all Holders of Notes and pari passu Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale (an "ASSET SALE OFFER") to purchase the maximum principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of Notes and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), in accordance with the procedures set forth in Article 3 of this Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and pari passu Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes and pari passu Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

                  The amount of (x) any liabilities (as shown on the Company's (or such Restricted Subsidiary's, as the case may be) most recent balance sheet), other than Subordinated Indebtedness of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that immediately releases the Company and all of its Restricted Subsidiaries from all liability in respect thereof, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Company and all of its Restricted Subsidiaries are immediately released from all Guarantees of payment of such Indebtedness and such Indebtedness is no longer the liability of the Company or any of its Restricted Subsidiaries, and (z) any securities, notes or other obligations received by the Company (or such Restricted Subsidiary, as the case may be) from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company (or such Restricted Subsidiary, as the case may be) into cash and/or Cash Equivalents (to the extent of the cash and/or Cash Equivalents received), will be deemed to be cash and/or Cash Equivalents for purposes of this provision.

                  To the extent that the provisions of any securities laws or regulations shall conflict with the Asset Sale provisions of this Indenture, the Company shall comply with


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the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue thereof.

                  Section 5.10. TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions (A) involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate that such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and that, except with respect to matters governed by the Management Agreement, certifying that such Affiliate Transaction complies with clause (i) above and is in the best interests of the Company or such Restricted Subsidiary and (B) if involving aggregate consideration in excess of $15.0 million, a favorable written opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view is also obtained by the Company from an accounting, appraisal or investment banking firm of national standing with a copy delivered to the Trustee. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans, (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (c) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (d) Management Advances and payments in respect thereof, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) Affiliate Transactions in effect or approved by the Board of Directors on the Issue Date, including any amendments thereto (provided that the terms of such amendments are not materially less favorable to the Company than the terms of such agreement prior to such amendment), (vi) transactions with respect to capacity between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate and joint sales and marketing pursuant to an agreement or agreements between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate (provided that in the case of this clause (vi), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length


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transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, ION or another Affiliate, are either (x) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (y) involve the provision by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, ION or another Affiliate of sales and marketing services, operations, administration and maintenance services or development services for which the Company or such Restricted Subsidiary receives a fair rate of return (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) above its expenses of providing such services), and (vii) Restricted Payments that are permitted by Section 5.06 hereof.

                  Section 5.11. LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or upon any income or profits therefrom unless all payments due under this Indenture and the Notes are secured (except as provided in the next clause) on an equal and ratable basis with the obligations so secured and no Lien shall be granted or be allowed to exist which secures Subordinated Indebtedness except with respect to Acquired Debt, in which case, however, such Liens must be made junior and subordinate to the Liens granted to the Holders of the Notes.

                  Section 5.12. FURTHER INSTRUMENTS AND ACTS.

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  Section 5.13. LIQUIDATION.

                  The Company shall not adopt any plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all the assets of the Company otherwise than substantially as an entirety in accordance with Article 6 and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and the remaining assets of the Company to holders of Class A Common Stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations under this Indenture and under the Notes as to the payment of principal, interest and premium, if any, thereof.

                  Section 5.14. CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price in cash equal to 100% of the


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

aggregate principal amount thereof (the "CHANGE OF CONTROL PAYMENT") plus accrued and unpaid interest and premium, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest and premium, if any, due on the relevant Interest Payment
Date); PROVIDED, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described in Section 3.07 hereof. Within 30 days following any Change of Control, the Company will mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), in accordance with the procedures required by this Indenture and described in such notice.

                  The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 5.14, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

                  (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment plus accrued and unpaid interest and premium, if any, thereon in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment plus accrued and unpaid interest and premium, if any, thereon for such Notes, and upon written direction of the Company, the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered, if any, PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) Notwithstanding anything to the contrary set forth in this
Section 5.14, the Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.14, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  Section 5.15. CORPORATE EXISTENCE.

                  Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate, partnership or other


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existence, rights (charter and statutory), licenses and franchises of the
Company and each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each of its Subsidiaries; PROVIDED HOWEVER, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                  Section 5.16. PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries; PROVIDED HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings promptly instituted and diligently concluded and shall not have been finally determined or the period within which such proceedings may be initiated shall not have expired.

                  Section 5.17. MAINTENANCE OF PROPERTIES.

                  The Company will cause all properties owned by the Company or any Subsidiary, or used, useful or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the maintenance of any of such properties, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

                  Section 5.18. INSURANCE.

                  The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurance, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                  Section 5.19. RATING.

                  The Company shall use its reasonable best efforts to have the Notes rated by an established rating agency (which, for so long as is commercially reasonable to do so, will be either Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., and


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Moody's Investors Service) as requested by the Initial Purchaser and to maintain a rating through and including the Stated Maturity for the Notes; PROVIDED, HOWEVER, that the Company shall not be required to maintain a specified rating.

                  Section 5.20. NO REDEMPTION OF AFFILIATE NOTES.

                  For so long as the Notes are outstanding, the Company shall not make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value the Affiliate Notes pursuant to the terms thereof without the prior written consent of the Initial Purchaser unless the Company simultaneously prepays or redeems an equal aggregate principal amount of these Notes and the New 6.15% Notes (on a pro rata basis) in accordance with the terms of this Indenture and the New 6.15% Notes Indenture, respectively; PROVIDED, HOWEVER, that this Section 5.20 shall only apply when all or a portion of the Notes are beneficially owned by the Initial Purchaser or any of its Affiliates.

                  Section 5.21. PAYMENTS FOR CONSENT.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  Section 5.22. SALE AND LEASE-BACK TRANSACTIONS.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; PROVIDED that the Company may enter into any such arrangement with respect to one or more Data Centers to the extent that the Indebtedness or Attributable Debt arising in connection therewith is permitted under Section 5.08(b)(x).



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

                  Section 5.23. USE OF PROCEEDS.

                  The Company shall use the proceeds from the sale of the Notes solely to purchase the Pledged Securities (as such term is defined in the Depositary Agreement) the proceeds of which will be used solely to finance all or any part of the cost of the engineering, construction, installation, acquisition, lease, development or improvement of Telecommunications Assets used by the Company or any of its Subsidiaries only as permitted by Section 4.09 of each of the Senior Note Indentures.

                  Section 5.24. SALES OF ALLOCATED CAPACITY.

                  (a) Any sale, transfer or other disposition by the Company of its ownership interest in any Allocated Capacity pursuant to Section 12 of the C&MA (other than an IRU), whether as an assignment of any of its interests in the C&MA or otherwise (an "ALLOCATED CAPACITY TRANSFER"), will be governed by this Section 5.24.

                  (b) If prior to the Phase II Upgrade RFS Date, the Company effects an Allocated Capacity Transfer, and after giving effect to such Allocated Capacity Transfer, the Company's Allocated Capacity is less than 36 STM-1s, then the proceeds (the "ALLOCATED CAPACITY PROCEEDS") of such Allocated Capacity Transfer shall be deposited in the Disbursement Account.

                  (c) If after the Phase II Upgrade RFS Date, the Company effects an Allocated Capacity Transfer, and after giving effect to such Allocated Capacity Transfer, the Company's Allocated Capacity is less than 140 STM-1s, the Company will be required to make a pro rata offer to all Holders of Notes (an "OFFER TO PURCHASE") within 5 Business Days of the receipt of the Allocated Capacity Proceeds of such Allocated Capacity Transfer to purchase the maximum principal amount of Notes that may be purchased out of such Allocated Capacity Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in Section 3.08 hereof. To the extent that any Allocated Capacity Proceeds remain after consummation of an Offer to Purchase, the Company may use such Allocated Capacity Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Offer to Purchase surrendered by Holders thereof exceeds the amount of Allocated Capacity Proceeds, the Company shall select the Notes to be purchased on a pro rata basis in proportion to the respective principal amounts of the Notes.

                                   ARTICLE 6.

                                   SUCCESSORS

                  Section 6.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  (a) The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes, and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) no Default or Event of Default (or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default) shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among the Company and its Wholly Owned Subsidiaries.

                  (b) For purposes of this Article 6, the transfer (by assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  Section 6.02. SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 6.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for (so that from and after the date of such consolidation, merger or transfer, the provisions of this Indenture referring to the "COMPANY" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named herein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                                   ARTICLE 7.

                              DEFAULTS AND REMEDIES

                  Section 7.01. EVENTS OF DEFAULT

                  "EVENTS OF DEFAULT" are:



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

                  (a) default for 30 days in the payment of interest on the Notes when due;

                  (b) default in the payment of the principal of, or premium, if any, on the Notes when due at maturity, upon redemption or otherwise, including failure by the Company to purchase the Notes when required under Sections 5.09,
5.14 and 5.24 hereof, or to deliver Class A Common Stock upon the conversion of the Notes when required under Section 4.02 hereof;

                  (c) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture and the Notes;

                  (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $15.0 million or more;

                  (e) an event of default shall have occurred and be continuing under and as defined in any of the Basic Documents;

                  (f) failure by the Company or any of its Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days;

                  (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant
Subsidiary:

                  (i) commences a voluntary case under any Bankruptcy Law,

                  (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

                  (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

         and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (i) breach by the Company of any representation or warranty or agreement in the Security Documents, the repudiation by the Company of any of its obligations under the Security Documents or the unenforceability of all or any part of the Security Documents against the Company for any reason;

                  (j) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.10 or 4.14 of the Senior Notes Indentures; and

                  (k) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company to comply with any covenant (other than Sections 4.10 or 4.14) in either of the Senior Notes Indentures or the Senior Notes.

                  Section 7.02. ACCELERATION.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately; PROVIDED, HOWEVER that if the Senior Notes immediately become due and payable, the principal of and all accrued interest on the Notes shall become due and payable without further action or notice. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 7.01 hereof occurs with respect to the Company or any Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                  Section 7.03. OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Section 7.04. WAIVER OF PAST DEFAULTS.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (or, with respect to a provision of this Indenture that may only be amended by the Holders of not less than 50% in aggregate principal amount of the then outstanding Notes, the Holders of not less than 50% in aggregate principal amount of the then outstanding Notes) by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Notes (including in connection with an offer to purchase) which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.



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                  Section 7.05. CONTROL BY MAJORITY.

                  Holders of Notes may not enforce this Indenture or the Notes except as provided herein. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including any exercise of any remedy under the Security Documents. The Trustee may, however, refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

                  Section 7.06. LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  Section 7.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 7.08. COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 7.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and


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interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 7.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 7.10. PRIORITIES.

                  If the Trustee collects any money or other consideration pursuant to this Article 7, it shall pay out the money in the following order:

                  FIRST: to the Trustee, its agents and counsel for amounts due under Section 8.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively, and

                  THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.



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                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

                  Section 7.11. UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                  Section 7.12. AUTHORIZATION OF TRUSTEE TO TAKE OTHER ACTIONS.

                  The Trustee is hereby authorized to enter into and take any actions or deliver such consents required by or requested under each of the Security Documents, the Intercreditor Agreement and such other documents as directed by the Holders of a majority of outstanding aggregate principal amount of the Notes. If at any time any action by or the consent of the Trustee is required under any of the Security Documents, the Intercreditor Agreement or any other document entered into by the Trustee at the direction of a majority of the Holders of outstanding aggregate principal amount of the Notes, such action or consent shall be taken or given by the Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Notes.

                                   ARTICLE 8.

                                     TRUSTEE

                  Section 8.01. DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the occurrence and continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (or similar documents) or opinions furnished to the


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Trustee and conforming to the requirements of this Indenture. However, the
Trustee shall examine the certificates (or similar documents) and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereto).

                  (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 8.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 8.02. RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the


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advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, order, approval, bond or other paper or document unless requested in writing to do so by the Holders representing more than 25% in aggregate principal amount of Notes then outstanding; PROVIDED, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Note afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding.

                  Section 8.03. INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.

                  Section 8.04. TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, or the Security Documents, it shall not be accountable for the Company's use of the proceeds from the Notes or any money


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paid to the Company or upon the Company's direction under any provision of this
Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  Section 8.05. NOTICE OF DEFAULTS.

                  (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with the provisions of paragraph
(a) of this Section 8.05, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                  Section 8.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each May 15th following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                  Section 8.07. COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.



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                  The Company shall indemnify the Trustee and hold it harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including the costs and expenses of enforcing this Indenture and the Security Documents against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

                  The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

                  Section 8.08. REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 8.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;



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                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 8.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under Section 8.07 hereof shall continue for the benefit of the retiring Trustee. The Company shall take such actions as are necessary or desirable, in the opinion of counsel to the successor Trustee to maintain the perfection of the Liens created by the Security Documents all at the expense of the Company.

                  Section 8.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 8.10. ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee (or in the case of a banking corporation included in a bank holding company system, the related bank holding company) hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

                  Section 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST
COMPANY.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                  Section 8.12. CO-TRUSTEE.

                  It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of certain banking corporations or associations to transact business as trustee as contemplated herein in such jurisdiction. The following provisions of this
Section 8.12 are included in the event that it is necessary that the Trustee appoint an additional institution as a separate Trustee or Co-Trustee.

                  In the event of the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers and trusts herein granted to the Trustee or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate Trustee or Co-Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such rights, powers and trusts, and every covenant and obligation necessary to the exercise thereof shall run to and be enforceable by such separate Trustee or Co-Trustee.

                  Should any deed, conveyance or instrument in writing from the Company be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Company. In case any separate Trustee or Co-Trustee or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.



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                                   ARTICLE 9.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 9.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 9.02 or 9.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

                  Section 9.02. LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments delivered to it by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below; (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; (d) the Legal Defeasance provisions of this Indenture; and
(e) the obligations of the Company under Article 4 which shall not terminate until the payment at the redemption date specified in Article 3 or the Stated Maturity of the Notes. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

                  Section 9.03. COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 5.02, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.14, 5.19, 5.20, 5.21, 5.22 and Article 6 herein with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "OUTSTANDING" for the


                                       89
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purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes); PROVIDED that the foregoing shall not relieve the Company of its obligations under Article 4 which shall not terminate until the payment at the redemption date specified in Article 3 or the Stated Maturity of the Notes. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 9.01 hereof of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(b) through 7.01(e) hereof shall not constitute Events of Default.

                  Section 9.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of Legal Defeasance, the Company must deliver to the Trustee and the Holders an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, since the Issue Date, the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Company must deliver to the Trustee and the Initial Purchaser an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not


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

recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                  (g) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers' Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this paragraph, have been complied with.

                  Section 9.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST: OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 9.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 9.05, the "TRUSTEE") pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.



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                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereto, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 9.06. REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, premium, if any, and interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 9.07. REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section
9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
9.02 or 9.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                  Section 9.08. SURVIVAL.

                  The Trustee's rights under this Article 9 shall survive termination of this Indenture.



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                                   ARTICLE 10.

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  Section 10.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 10.02 hereof, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Security Documents without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not adversely affect any Holder;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 6 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (g) to effect any change to the transfer and exchange restrictions and security delivery procedures contained in Article 2 in order to conform with changes in any applicable law or Applicable Procedures.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or amendment to a Security Document, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture or amendment to a Security Document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or amendment to a Security Document that affects its own rights, duties or immunities under this Indenture, the Security Documents or otherwise.

                  Section 10.02. WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 10.02, the Company and the Trustee, may amend or supplement this Indenture, the Notes and the Security Documents with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection


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with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 7.04 and 7.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). In addition, without the consent of the Holders of at least 85% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not make any change to, or be effective with respect to, any of the provisions of this Indenture or the Security Documents relating to the Collateral.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02 hereof, the Trustee, shall join with the Company in the execution of such amended or supplemental indenture or amendment to a Security Document unless such amended or supplemental indenture or amendment to a Security Document directly affects the Trustee's own rights, duties or immunities under this Indenture, the Security Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or amendment to a Security Document, as applicable.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
10.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to the provisions of this Section
10.02 and Sections 7.04 and 7.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) change the Stated Maturity on any Note, or reduce the principal thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the redemption date), or reduce the Change of Control Payment after the Change of Control has occurred;



                                       94
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                  (b) alter the provisions (including the defined terms used herein) regarding the right of the Company to redeem the Notes as a right, or at the option, of the Company in a manner adverse to the Holders:

                  (c) reduce the percentage in principal amount of Notes outstanding whose Holders must consent to an amendment, supplement or waiver provided for in this Indenture;

                  (d) release all or substantially all of the Collateral from the Lien of this Indenture or the Security Documents (except in accordance with the provisions thereof); or

                  (e) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

                  Section 10.03. COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

                  Section 10.04. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 10.01 or 10.02 as applicable.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who held Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

                  Section 10.05. NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange


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for all Notes may issue and the Trustee shall, upon receipt of an Authentication
Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 10.06. TRUSTEE TO SIGN AMENDMENTS. ETC.

                  Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and all other conditions to the execution and delivery of such amendment or supplement set forth in this Article 10 are fulfilled. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 8.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 10.03).

                                   ARTICLE 11.

                           SATISFACTION AND DISCHARGE

                  Section 11.01. SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, when either:

                  (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                  (b) (i) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption, repurchase or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal and accrued interest to the date of maturity, redemption or repurchase;

                  (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;



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                  (iii) the Company has paid or caused to be paid all sums
payable by it under this Indenture; and

                  (iv) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

                  In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

                  Section 11.02. APPLICATION OF TRUST MONEY.

                  All money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to
Section 11.01 hereof; PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.

                             COLLATERAL AND SECURITY

                  Section 12.01. SECURITY.

                  The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company to the Holders of Notes, or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured to the extent provided in the Security Documents which the Company has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, authorizes and directs the Trustee to enter into the Security


                                       97
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Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver or cause to be delivered to the Trustee copies of all documents executed pursuant to this Indenture and the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first-priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Trustee and the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no Liens (other than Permitted Liens).

                  Section 12.02. RECORDING AND OPINIONS.

                  (a) The Company will cause the applicable Security Documents and any financing statements, and all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Lien securing the obligations under the Note pursuant to the Security Documents, except as provided herein and therein.

                  (b) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture, an Opinion of Counsel, either
(i) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien intended to be created by the Depositary Agreement, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                  (c) The Company shall furnish to the Trustee on October 1, in each year beginning with October 1, 2002, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and
(B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Security Documents with


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respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  (d) The Company shall otherwise comply with the provisions of TIA Section 314(b).

                  Section 12.03. RELEASE OF COLLATERAL.

                  (a) Subject to subsection (b), (c) and (d) of this Section 12.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the applicable Security Document or as provided in Section 5.24 hereof.

                  (b) Upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent to such release hereunder and under the Security Documents have been met, the Trustee shall release Collateral. Upon receipt of such Officers' Certificate, the Trustee shall (at the sole cost and expense of the Company) execute, deliver or acknowledge, in all cases without recourse or representation or warranty of any kind, any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

                  (c) No Collateral shall be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless there shall have been delivered to the Trustee the certificate required by this Section 12.03.

                  (d) At any time when a Default or Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of the Security Documents shall be effective as against the Holders of Notes.

                  (e) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents. To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

                  Section 12.04. CERTIFICATES OF THE COMPANY.

         The Company shall furnish to the Trustee prior to each proposed release of Collateral pursuant to the Security Documents, (i) all documents, if any, required by TIA


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Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 8.01 and 8.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                  Section 12.05. CERTIFICATES OF THE TRUSTEE.

                  In the event that the Company wishes to release Collateral in accordance with the Security Documents and has delivered the certificates and documents required by the Security Documents and Sections 12.03 and 12.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.04, shall deliver a certificate to the Trustee setting forth such determination.

                  Section 12.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

                  Subject to the provisions of Section 8.01 and 8.02 hereof, the Trustee shall, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect, receive and distribute any and all amounts payable in respect of the Obligations of the Company hereunder or under the Security Documents. The Trustee shall have the power to institute and maintain such suits and proceedings as it either may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

                  Section 12.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS .

                  The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Security Documents.

                  Section 12.08. TERMINATION OF SECURITY INTEREST. Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or under Legal Defeasance, the Trustee shall, at the request of the Company, release the Liens pursuant to this Indenture and the Security Documents.



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                                   ARTICLE 13.

                                  MISCELLANEOUS

                  Section 13.01. TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

                  Section 13.02. NOTICES.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                  Metromedia Fiber Network, Inc.
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Chief Financial Officer
                  Telecopy:

                  With a copy to:

                  Metromedia Company
                  One Meadowlands Plaza
                  East Rutherford, NJ 07073-2137
                  Attention:  General Counsel
                  Telecopy:  (201) 531-2803

                  and a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention:  Douglas A. Cifu, Esq.
                  Telecopy: (212) 757-3990

                  If to the Trustee:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention: Corporate Trust Division/Metromedia Fiber
                  Telecopy:  (302) 651-8882

                  and a copy to:

                  Winston & Strawn
                  200 Park Avenue
                  New York, New York 10166
                  Attention:  Jeffrey H. Elkin, Esq.
                  Telecopy:  (212) 294-4700

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by the sender's telecopier, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; except that notices to the Trustee shall be deemed duly given and effective only upon receipt.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313 (c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at the Corporate Trust Office of the Trustee.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Section 13.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  Section 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, except with respect to the initial authentication of Notes on the date of this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied, and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  Section 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  Section 13.06. RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

                  No past, present or future director, officer, employee, incorporator, agent or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  Section 13.08. GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 13.09. CONSENT TO JURISDICTION AND SERVICE.

                  To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Agreement or any Notes, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the courts of any jurisdiction to which the Company is subject to a suit upon such judgment, PROVIDED that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

                  Section 13.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 13.11. SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 13.12. SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 13.13. COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  Section 13.14. TABLE OF CONTENTS, HEADINGS. ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                      [Indenture signature page(s) follow]

                           [Indenture signature page]

Dated as of October 1, 2001

                                            METROMEDIA FIBER NETWORK, INC.


                                            By: /s/ Nick Tanzi
                                               ---------------------------------
                                                 Name:  Nick Tanzi
                                                 Title: President and CEO


                                            WILMINGTON TRUST COMPANY, as Trustee


                                            By: /s/ James D. Nesci
                                               ---------------------------------
                                                 Name:  James D. Nesci
                                                 Title: Authorized Signer

                                                                       EXHIBIT A

                                 (FACE OF NOTE)

                              [GLOBAL NOTE LEGEND]

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                           [PRIVATE PLACEMENT LEGEND]

         "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND HEDGING TRANSACTIONS INVOLVING THESE NOTES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
         (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR

         PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF ANY NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETE AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT."

                                                                 CUSIP _________

                 8.5% SENIOR SECURED CONVERTIBLE NOTES DUE 2011

No.                                                 $50,000,000

                         METROMEDIA FIBER NETWORK, INC.

promises to pay to [INSERT IF A GLOBAL NOTE: Cede & Co.] [INSERT IF A DEFINITIVE
NOTE:

____________] or registered assigns, the principal sum of Fifty Million Dollars ($50,000,000) on March 15, 2011

                  Interest Payment Dates: March 15th and September 15th,
                                           commencing March 15, 2002

                           Record Dates:  March 1st and September 1st

                                             METROMEDIA FIBER NETWORK, INC.


                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:

This is one of the Notes referred to in the within-mentioned Indenture:



Wilmington Trust Company,
as Trustee


By:
   -----------------------------------------
     Authorized Signatory

Dated:
      --------------------------------------

                                 (Back of Note)

                 8.5% Senior Secured Convertible Notes due 2011

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Metromedia Fiber Network, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 8.5% per annum from October 1, 2001 until maturity. The Company shall pay interest semi-annually on March 15th and September 15th of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that the first Interest Payment Date shall be March 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1st or September 1st next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR. Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.5% Senior Secured Convertible Notes due 2011, limited to the aggregate principal amount of $50,000,000 all issued or to be issued under and pursuant to an Indenture dated as of October 1, 2001 (the "INDENTURE") between the

Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  5. OPTIONAL REDEMPTION.

                  The Notes shall not be redeemable at the Company's option prior to September 15, 2006. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part upon not less than 45 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on September 15 (September 17 for the year 2007) of the years indicated below:


                                                                   PERCENTAGE OF
                                                                     PRINCIPAL
YEAR                                                                  AMOUNT
----                                                                  ------

2006  ............................................................   104.250%
2007  ............................................................   103.190%
2008  ............................................................   102.130%
2009  ............................................................   101.060%
2010 and thereafter  .............................................   100.000%

                  Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

                  6. MANDATORY REDEMPTION. Except as set forth in this Section 6, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. If (A) the Requisite Company Vote has not been received by the date that is six months after the date of the Indenture or (B) for any reason the C&MA Assignment is deemed to be an invalid or ineffective assignment under the terms of the C&MA, each Holder of the Notes will have the right to require the Company to purchase all of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Any purchase pursuant to this Section 6 shall be made pursuant to the provisions of Sections
3.01 through 3.06 of the Indenture.

                  7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a purchase price in cash equal to 100% of the aggregate principal amount thereof (the "CHANGE OF CONTROL PAYMENT") plus accrued and unpaid interest and premium, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest and premium, if any, due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as described in Section 3.07 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  8. CONVERSION OF NOTE BY HOLDER.

                  (a) Subject to the provisions of Section 4.01 of the Indenture, from and after the time that the Requisite Company Vote is received, a Holder of a Note may convert such Note at the Conversion Price (as hereinafter defined) then in effect into Class A Common Stock (i) at any time after the Regulatory Relief Date, if at such time such Holder is a Regulated Person, or
(ii) at any time, if such Holder is not a Regulated Person. The number of shares of Class A Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is $0.53875 and is subject to adjustment or voluntary reduction as provided in Article 4 of the Indenture (the "CONVERSION PRICE").

                  (b) A Holder of Notes may convert a portion of a Note equal to $1,000 or any integral multiple thereof; PROVIDED, HOWEVER, that provisions of
Article 4 of the Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  (c) A Holder of Notes is not entitled to any rights of a holder of Class A Common Stock until such Holder has converted its Notes to Class A Common Stock, and only to the extent such Notes are deemed to have been converted into Class A Common Stock pursuant to Article 4 of the Indenture.

                  (d) In the event that (i) the Company takes any action which would require an adjustment in the Conversion Price; (ii) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or (iii) there is a dissolution or liquidation of the Company, the Company shall mail to the Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice before such date to the same extent as such notice is mailed to the stockholders of the Company.

                  (e) The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (i) In case the Company shall (A) pay a dividend in shares of Class A Common Stock to the holders of the Class A Common Stock, (B) make a distribution in shares of Class A Common Stock to the holders of the Class A Common Stock, (C) subdivide or split its outstanding Class A Common Stock into a larger number of shares, or (D) combine its outstanding Class A Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Class A Common Stock which it would have owned or been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective as of the close of business on the record date in the case of a dividend in shares or distribution and shall become effective as of the close of business on the effective date in the case of a subdivision, split or combination.

                  (ii) In case (A) the Company shall issue rights or warrants to all or substantially all holders of its Class A Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Class A Common Stock (or securities convertible into Class A Common Stock) at a price per share less than the Current Market Price per share of Class A Common Stock (as determined in accordance with subsection (vii) of this Section 8(e)) at the record date for the determination of shareholders entitled to receive such rights or warrants or (B) the Company shall sell or issue any Class A Common Stock and the consideration per share of Class A Common Stock to be paid upon such issuance or subscription is more than 5% less than the Current Market Price per share of Class A Common Stock or the Company shall sell or issue warrants, rights or other convertible securities to subscribe for or purchase shares of Class A Common Stock at a price per share more than 5% less than the Current Market Price per share of Class A Common Stock (each as determined in accordance with subsection (vii) of this Section 8) on the date of such sale or issuance, the Conversion Price in effect as of the close of business on the record date thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect on the record date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate conversion price of the Notes so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or convertible securities are issued, and shall become effective as of the close of business on such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Class A Common Stock actually issued (or the number of shares of Class A Common Stock issuable upon conversion of Notes actually issued).

                  (iii) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding (x) any regular cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any four fiscal quarters does not exceed the greater of (A) the amount per share of Common Stock of the cash dividend on the Common Stock for the preceding four fiscal quarters to the extent that such dividend for the preceding four fiscal quarters did not require any adjustment of the Conversion Price pursuant to this
Section 8(e)(iii) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Prices (as set forth in Section 8(e)(vii)) during the ten Trading Days immediately prior to the date of declaration of such dividend, (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (z) any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to Section 8(e)(v)), then, in such case, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date of such action by a fraction of which the numerator shall be the Current Market Price of the Class A Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Class A Common Stock on such record date, such decrease shall be effective immediately prior to the opening of business on the day following the record date of such action; PROVIDED, HOWEVER, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Class A Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 8(e)(iii) as a result of a distribution that is a regular dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the regular cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 8(e)(iii) above as a result of a distribution that is not a regular dividend, such adjustment shall be based upon the full amount of the distribution.

                  (iv) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), exceeds the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the product of the number of Class A Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, less the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and the denominator shall be the product of the number of Class A Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer has not been made.

                  (v) In case the Company shall distribute to all or substantially all holders of its Class A Common Stock any shares of capital stock of the Company (other than Class A Common Stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or shall distribute to all holders of its Class A Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) of this Section 8(e), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect as of the close of business on the record date for such distribution by a fraction of which the numerator shall be the Current Market Price of the Class A Common Stock on the record date mentioned below less the fair market value on such record date (as reasonably determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and set forth in a Board Resolution delivered to the Trustee in an Officers' Certificate) of the portion of the capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as determined in accordance with subsection (vii) of this Section 8(e)) of the Class A Common Stock on such record date. Such adjustment shall become effective as of the close of business on the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (ii) of this Section 8(e)) ("RIGHTS") pro rata to holders of Class A Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 8(e), make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock issuable upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Class A

Common Stock into which the principal amount of the Note so converted was convertible as of the close of business on the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (vi) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount which increases the offeror's ownership of Class A Common Stock to more than 35% of the Class A Common Stock outstanding and shall involve the payment by such Person of consideration per share of Class A Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "TENDER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per share of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time, and in which, as of the Tender Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding (including any tendered or exchanged shares) at the Tender Expiration Time multiplied by the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Class A Common Stock outstanding (less any Accepted Purchased Shares) at the Tender Expiration Time and the Current Market Price of the Class A Common Stock on the Trading Day next succeeding the Tender Expiration Time, such decrease to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 8(e)(vi) shall not be made if: (a) as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 6 of the Indenture; or (b) the Initial Purchaser or any of its Affiliates does not beneficially own all of the Notes.

                  (vii) For purposes of this Section 8(e), the following terms shall have the meaning indicated:

                  "CLOSING PRICE" with respect to any securities on any date shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal security exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the Nasdaq National Market or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

                  "CURRENT MARKET PRICE" shall mean the average of the daily Closing Prices per share of Class A Common Stock for the ten consecutive Trading Days immediately prior to the date in question; PROVIDED, HOWEVER, that (A) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Section 8(e) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (B) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8(e)(i),
(ii), (iii), (iv) or (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (C) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 8(e)(iv), (v) or (vi), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Class A Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 8(e)(vi), the Current Market Price of the Class A Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Class A Common Stock for such day and the next two succeeding Trading Days; PROVIDED, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8(e)(i), (ii), (iii), (iv), (v) or (vi) occurs on or after the Expiration Time or Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Class A Common Stock, means the first date on which the Class A Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer, means the first date on which the Class A Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer.

                  "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (viii) In any case in which this Section 8(e) shall require that an adjustment be made on a record date established for purposes of this
Section 8(e), the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.09 of the Indenture) issuing to the Holder of any Note converted after such record date but prior to the issue date, the shares of Class A Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Class A Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or effective date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

                  If any of the following shall occur, namely: (i) any reclassification or change of shares of Class A Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in
Section 4.06 of the Indenture); (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Class A Common Stock; or (iii) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Trustee an amendment to the indenture providing that the Holder of each Note then outstanding shall have the right to convert such
Note into the kind and amount of shares of stock and other Notes and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Class A Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance.

                  9. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 45 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

                  10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or repurchased or during the period between a Record Date and the corresponding Interest Payment Date.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

                  12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes and the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes and the Security Documents may be amended or supplemented among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred by the Indenture upon the Company, or to effect any change to the transfer and exchange restrictions and Note delivery procedures contained in the Indenture in order to conform with changes in any applicable law or Applicable Procedures.

                  13. DEFAULTS AND REMEDIES.

                  "Events of Default" under the Indenture are:

                  (a) default for 30 days in the payment of interest on the Notes when due;

                  (b) default in the payment of the principal of, or premium, if any, on the Notes when due at maturity, upon redemption or otherwise, including failure by the Company to purchase the Notes when required under Sections 5.09,
5.14 and 5.24 of the Indenture, or to deliver Class A Common Stock upon the conversion of the Notes when required under Section 4.02 of the Indenture;

                  (c) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture, the Notes or the Security Documents;

                  (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $15.0 million or more;

                  (e) an event of default shall have occurred and be continuing under and as defined in any of the Basic Documents;

                  (f) failure by the Company or any of its Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days;

                  (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant
Subsidiary:

                  (i) commences a voluntary case under any Bankruptcy Law,

                  (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary,

                  (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (i) breach by the Company of any material representation or warranty or agreement in the Security Documents, the repudiation by the Company of any of its obligations under the Security Documents or the unenforceability of all or any part of the Security Documents against the Company for any reason;

                  (j) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.10 or 4.14 of the Senior Notes Indentures; and

                  (k) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company to comply with any covenant (other than Sections 4.10 and 4.14) in either of the Senior Notes Indentures or the Senior Notes.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately; PROVIDED that if the Senior Notes immediately become due and payable, the principal of and all accrued interest on the Notes shall become due and payable without further action or notice. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceedings for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes. Except as provided in the Indenture, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of premium or interest on, or principal of, the Notes. The Company shall deliver to the

Trustee annually a statement regarding compliance with the Indenture, and the Company, upon becoming aware of any Default or Event of Default, shall deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 of the Indenture.

                  15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, agent or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/GWA (= Uniform Gifts to Minors Act).

                  18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DERIVATIVE Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

                  19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Metromedia Fiber Network, Inc.
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax ID. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                                Your Signature:
      ---------------------                         ----------------------------
                                              (Sign exactly as your name
                                              appears on the face of this
                                              Note)

                                              Tax Identification No:
                                                                    ------------

                                              SIGNATURE GUARANTEE:

                                              ----------------------------------

                                              Signatures must be
                                              guaranteed by an "eligible
                                              guarantor institution"
                                              meeting the requirements of
                                              the Registrar, which
                                              requirements include
                                              membership or participation
                                              in the Security Transfer
                                              Agent Medallion Program
                                              ("STAMP") or such other
                                              "signature guarantee
                                              program" as may be
                                              determined by the Registrar
                                              in addition to, or in
                                              substitution for, STAMP, all
                                              in accordance with the
                                              Securities Exchange Act of
                                              1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Sections 5.09, 5.14 or 5.24 of the Indenture, check the box below:

/_/ Section 5.09          /_/ Section 5.14                     /_/ Section 5.24

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Sections 5.09, 5.14 or 5.24 of the Indenture, state the amount you elect to have purchased:

                                 $______________



Date:                             Your Signature:
      ---------------------                      -------------------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note) Tax
                                          Identification No:

                                          SIGNATURE GUARANTEE:

                                          --------------------------------------

                                          Signatures must be guaranteed by an
                                          "eligible guarantor institution"
                                          meeting the requirements of the
                                          Registrar, which requirements include
                                          membership or participation in the
                                          Security Transfer Agent Medallion
                                          Program ("STAMP") or such other
                                          "signature guarantee program" as may
                                          be determined by the Registrar in
                                          addition to, or in substitution for,
                                          STAMP, all in accordance with the
                                          Securities Exchange Act of 1934, as
                                          amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTES1

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for interest in this Global Note, have been made:


                            Amount of                                Principal Amount
                           decrease in       Amount of increase       of this Global        Signature of
                         Principal Amount       in Principal          Note following     authorized officer
                          of this Global       Amount of this         such decrease         of Trustee or
   DATE OF EXCHANGE            Note              Global Note          (or increase)        Note Custodian
   ----------------








--------
(1) This should be included only if the Note is issued in global form.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY 10601
Attention:  Chief Financial Officer

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Division/Metromedia Fiber

                  Re: 8.5% SENIOR SECURED CONVERTIBLE NOTES DUE 2011
                      ----------------------------------------------

                  Reference is hereby made to the Indenture, dated as of October 1, 2001 (the "INDENTURE"), between Metromedia Fiber Network, Inc., a Delaware corporation, as issuer (the "COMPANY"), and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________________ (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ____________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                  [CHECK ALL THAT APPLY]

                  1. /_/ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. /_/ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule

903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). If the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the Transferee certifies (i) that it is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person or is a U.S. Person who purchased securities in a transaction that did not require registration under the Securities Act; and (ii) agrees to resell such securities only in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes) under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3. /_/ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  a. /_/ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  b. /_/ such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  c. /_/ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                         or

                  d. /_/ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4. /_/ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  a. /_/ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  b. /_/ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  c. /_/ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                             [Insert Name of Transferor]


                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:


Accepted:


-------------------------------------------------
[Insert Name of Transferee]


By:
   ----------------------------------------------
     Name:
     Title:



Dated:
      -------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a)      /_/ a beneficial interest in the:

                           (i)      /_/ 144A Global Note (CUSIP ____________);
                                    or

                           (ii)     /_/ Regulation S Global Note (CUSIP
                                    ____________); or

                           (iii)    /_/ IAI Global Note (CUSIP ____________); or

                  (b)      a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a)      /_/ a beneficial interest in the:

                           (i)      /_/ 144A Global Note (CUSIP ____________);
                                    or

                           (ii)     /_/ Regulation S Global Note (CUSIP
                                    ____________); or

                           (iii)    /_/ IAI Global Note (CUSIP ____________); or

                           (iv)     /_/ Unrestricted Global Note (CUSIP
                                    ____________); or

                           (b)      /_/ a Restricted Definitive Note; or

                           (c)      /_/ an Unrestricted Definitive Note;

         in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY 10601
Attention:  Chief Financial Officer

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Division/Metromedia Fiber

                  Re:  8.5% SENIOR SECURED CONVERTIBLE NOTES DUE 2011
                       ----------------------------------------------

                                (CUSIP _________)

                  Reference is hereby made to the Indenture, dated as of October 1, 2001 (the "INDENTURE"), between Metromedia Fiber Network, Inc., a Delaware corporation, as issuer (the "COMPANY"), and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ____________________ (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note(s) specified herein, in the principal amount of $_______________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                  a. /_/ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  b. /_/ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an

Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  c. /_/ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  d. /_/ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                  a. /_/ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  b. /_/ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]

/_/ 144A Global Note, /_/ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                   -----------------------------
                                                     [Insert Name of Owner]


                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:


Dated:
      ---------------

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM

                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, NY 10601
Attention:     Chief Financial Officer

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Division/Metromedia Fiber

                  Re: 8.5% SENIOR SECURED CONVERTIBLE NOTES DUE 2011
                      ----------------------------------------------

                  Reference is hereby made to the Indenture, dated as of October 1, 2001 (the "INDENTURE"), between Metromedia Fiber Network, Inc., a Delaware corporation, as issuer (the "COMPANY"), and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $_________________ aggregate principal amount of:

                  (a) /_/ a beneficial interest in a Global Note, or


                  (b) /_/ a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to each of you such certifications, legal opinions and other information as each of you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  Each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            ------------------------------------
                                            [Insert Name of Accredited Investor]


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Dated:
      ---------------------